SERIES 1996-1 SUPPLEMENT, dated as of August 1, 1996 (this
"Supplement"), among Specialty Foods Finance Corporation, a Delaware corporation (the "Company"), Specialty Foods Corporation, a Delaware corporation, as master servicer (the "Master Servicer"), and The Chase Manhattan Bank (as successor in interest to Chemical Bank) ("Chase"), a New York banking corporation, in its capacity as trustee (in such capacity, the "Trustee") under the Agreement (as hereafter defined), and Chase, as initial purchaser (the "Initial VFC Certificateholder") of the VFC Certificates issued hereunder.


                               W I T N E S S E T H :


          WHEREAS, the Company, the Master Servicer and the Trustee entered into a Pooling Agreement, dated as of November 16, 1994 (the "Agreement");

          WHEREAS, the Agreement provides, among other things, that the Company, the Master Servicer and the Trustee may at any time and from time to time enter intosupplements to the Agreement for the purpose of authorizing the issuance on behalf of the Trust by the Company for execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates; and

          WHEREAS, the Company, the Master Servicer, the Trustee and the Initial VFC Certificateholder wish to supplement the Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:


                                    I

                               DEFINITIONS

          I.1. Definitions. (a) The following words and phrases shall have the following meanings with respect to Series 1996-1 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

          "ABR" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate, under the current practices of the Board, will be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Trustee from three New York City negotiable certificate of deposit dealers of recognized standing selected by it;
     and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Trustee from three federal funds brokers of recognized standing selected by it. If for any reason the Trustee shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Trustee to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or
     (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to suchinability no longer exist.
     Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal
     Funds Effective Rate, respectively.

               "Accrued Expense Amount" shall mean, for each Business Day during an Accrual Period, the sum of (i) the Daily Interest Deposit for such Business Day, (ii) 1/10 of the Commitment Fee to be paid on the next succeeding Distribution Date (up to but not exceeding the full amount thereof) for each day since the preceding Business Day, (iii) 1/10 of the portion of the Series 1996-1 Monthly Servicing Fee to be paid on the next succeeding Distribution Date (up to but not exceeding the full amount thereof) for each day since the preceding Business Day, (iv) 1/10 of the portion of the Surety Bond Fee to be paid on the next succeeding Distribution Date (up to but not exceeding the full amount thereof) for each day since the preceding Business Day, and (v) the Program Costs for such Business Day.

               "Acquiring VFC Certificateholder" shall have the meaning assigned in subsection 9.9(c).

               "Additional Interest" shall have the meaning assigned in subsection 3B.4(b).

               "Additional Seller Supplement" shall have the meaning assigned in the Receivables Sale Agreement.

               "Adjusted Invested Amount" shall mean, as of any date of determination, (i) the Invested Amount on such date, minus (ii) the amount on deposit in the Series 1996-1 Principal Collection Sub-subaccount on such date.

               "Aged Receivables Denominator" shall mean, with respect to each Seller or Seller Group, as the case may be, the prior Settlement Period which is set forth opposite such Seller or such Seller Group (and, with respect to any Seller or Seller Group added after the Issuance Date, the "Aged Receivables Denominator" set forth in the Additional Seller Supplement for such Seller or such Seller Group):

               Seller                   Aged Receivables Denominator

               B&G Seller Group         3rd prior Settlement Period
               Gai's Seller Group       3rd prior Settlement Period
               H&M                      3rd prior Settlement Period
               Metz Seller Group        3rd prior Settlement Period
               Mother's                 4th prior Settlement Period
               SFFB                     3rd prior Settlement Period
               Stella Seller Group      3rd prior Settlement Period
               TBP                      3rd prior Settlement Period.

               "Aged Receivables Numerator" shall mean, with respect to each Seller or Seller Group, as the case may be, the number of days past due which is set forth opposite such Seller or such Seller Group (and, with respect to any Seller or Seller Group added after the Issuance Date, the "Aged Receivables Numerator" set forth in the Additional Seller Supplement for such Seller or such Seller Group):

               Seller                   Aged Receivables Numerator

               B&G Seller Group              61-90   days
               Gai's Seller Group            61-90   days
               H&M                           61-90   days
               Metz Seller Group             61-90   days
               Mother's                      91-120  days
               SFFB                          61-90   days
               Stella Seller Group           61-90   days
               TBP                           61-90   days.

               "Aged Receivables Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent to a fraction, the numerator of which shall be the sum of (a) the aggregate unpaid balance of Receivables originated by each Seller or each Seller Group that were past due by the number of days in the related Aged Receivables Numerator with respect to such Seller or such Seller Group and (b) the aggregate amount of Receivables of such Seller or Seller Group which were charged off as uncollectible prior to the day which is, in the case of all Sellers other than Mother's, 91 days after its original due date and, in the case of Mother's, 121 days after its original due date, in each case, during the Settlement Period, and the denominator of which shall be the aggregate Principal Amount of Receivables originated by such Seller or such Seller Group during the prior Settlement Period that is the related Aged Receivables Denominator with respect to such Seller or such Seller Group.

               "Aggregate Commitment Amount" shall mean, with respect to any date of determination, the aggregate amount of the Commitments of all VFC Certificateholders on such date, as reduced on or prior to such date pursuant to Section 2.7.

               "Aggregate Dilution Reserve Ratio" shall mean, as of any Settlement Date and continuing until the next Settlement Date, an amount equal to (i) the sum of the products, with respect to each Seller or each Seller Group, of the Dilution Reserve Ratio for such Seller or such Seller Group at the last day of the Settlement Period immediately preceding such earlier Settlement Date times the aggregate outstanding Principal Amount of Eligible Receivables of such Seller or such Seller Group at such last day divided by (ii) the aggregate outstanding Principal Amount of Eligible Receivables of all Sellers at such last day.

               "Aggregate Loss Reserve Ratio" shall mean, as of any Settlement Date and continuing until the next Settlement
     Date, an amount equal to (i) the sum of the products, with respect to each Seller or each Seller Group, of the Loss Reserve Ratio for such Seller or such Seller Group at the last day of the Settlement Period immediately preceding such earlier Settlement Date times the aggregate outstanding Principal Amount of Eligible Receivables of such Seller or such Seller Group at such last day divided by (ii) the aggregate outstanding Principal Amount of Eligible
     Receivables of all Sellers at such last day.

               "Agreement" shall mean the Pooling Agreement, dated as of November 16, 1994, among the Company, the Master Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

               "Allocated Receivables Amount" shall mean, on any date of determination with respect to Series 1996-1, the lower of (i) the Target Receivables Amount on such day and (ii) the Aggregate Receivables Amount on such day times the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount on such day and the denominator of which is the Aggregate Adjusted Invested Amount on such day. Notwithstanding the foregoing, in the event that with respect to any Settlement Period the Company has elected to exclude the Receivables owing by any one Obligor (including Affiliates of such Obligor) for purposes of calculating any of the Default Ratio, Delinquency Ratio or Loss-to-Liquidation Ratio with respect to such Settlement
     Period, all Receivables owing by such Obligor (including Affiliates of such Obligor) shall for the next succeeding Settlement Period be excluded from the Aggregate Receivables Amount.

               "Amortization Period" shall mean the period following the Revolving Period and ending on the earlier to occur of (i) the date when the Invested Amount shall have been reduced to zero and all accrued interest on the VFC Certificates shall have been paid and all amounts owing to the Enhancement Provider under the Insurance Agreement have been paid in full and (ii) the Series Termination Date.

               "Applicable Margin" shall mean, at any date of determination, for each Eurodollar Tranche, .45%, and for the Floating Tranche, 0%.

               "Article XI Costs" shall mean any amounts due pursuant to
     Article XI.

               "Available Commitment" shall mean, with respect to any Business Day, the (i) Aggregate Commitment Amount on such Business Day minus (ii) the Invested Amount on such Business Day.

               "Available Funds" shall mean, at any time, funds then available to the Company that are not otherwise needed to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements.

               "Available Pricing Amount" shall mean, on any Business Day, the sum of (i) the Unallocated Balance plus (ii) the Increase, if any, on such date.

               "Avoidance Event" shall have the meaning specified in subsection 3B.7(b)(iv).

               "Avoided Payment" shall have the meaning specified in subsection 3B.7(b)(iv).

               "B&G Seller Group" shall mean the collective reference to each of the following Sellers: B&G, B&R, DSD and Roseland.

               "Base Monthly Interest Payment" shall mean, for any Accrual Period, an amount equal to the Maximum Commitment Amount times ABR, in each case as of the first day of such Accrual Period, multiplied by a fraction the numerator of which is equal to the number of days in such Accrual Period and the denominator of which is 365.

               "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

               "Carrying Cost Reserve Ratio" shall mean, as of any Settlement Date and continuing until the next Settlement
     Date, an amount (expressed as a percentage) equal to (a) the product of (i) the greater of (A) 2.00 times Days Sales Outstanding as of such day and (B) 60 and (ii) the Discount Rate as of such day divided by (b) 360.

               "C/D Assessment Rate" for any day pertaining to a Floating Tranche, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12
     C.F.R.  327.3(d) (or any successor provision) to the FDIC
     (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

               "C/D Reserve Percentage" for any day pertaining to a Floating Tranche, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

               "Certificate Rate" shall mean, as of any date of determination, the average (weighted based on the respective outstanding amounts of the Floating Tranche and each Eurodollar Tranche) of the ABR in effect on such day and the Eurodollar Rates in effect on such day plus, in each case, the Applicable Margin.

              "Change in Control" shall mean the occurrence of any of:
     (i) any Change in Control under the Term Loan Agreement (as such term is defined therein on the Issuance Date); (ii) except upon the exercise by the administrative agent under the Term Loan Agreement of any of its remedies in accordance with the terms of the SFC Pledge Agreement (as in effect on the Issuance Date), the Company shall at any time not be directly wholly-owned by Specialty Foods Corporation; or
     (iii) except as permitted pursuant to subsection 9.14 of the Receivables Sale Agreement, any Seller shall at any time not be wholly-owned, either directly or indirectly, by Specialty Foods Corporation.

             "Commitment" shall mean, as to any VFC Certificateholder, its obligation to maintain and, subject to certain conditions, increase, the amount of its share of the Invested Amount, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such VFC Certificateholder's name on Schedule 1 under the caption "Commitment", as such amount may be reduced from time to time as provided herein.

             "Commitment Fee" shall have the meaning assigned in subsection 2.8(b).

             "Commitment Percentage" shall mean, as to any VFC
     Certificateholder and as of any date, the percentage equivalent of a fraction, the numerator of which is such VFC Certificateholder's Commitment as of such date and the denominator of which is the Aggregate Commitment Amount as of such date.

             "Commitment Reduction" shall have the meaning assigned in subsection 2.7(a).

             "Commitment Termination Date" shall mean the earlier of (a) the date on which the Amortization Period commences and (b) the date the Commitments are terminated in whole pursuant to Section 2.7.

             "Commitment Transfer Supplement" shall have the meaning assigned in subsection 9.9(c).

             "Control Party" shall mean, with respect to any event, (i) the Enhancement Provider, or (ii) if a Surety Default has occurred and is continuing, then "Control Party" shall mean the holders of VFC Certificates representing Fractional Undivided Interests aggregating more than 50% of theInvested Amount adversely affected by such event (or the Trustee acting on behalf of such holders).

             "Cure Period Trigger Date" shall mean, with respect to any of the representations, warranties and covenants of the Company, any Servicing Party or any Seller, as the case may be, that are contained in the subsection of the applicable Transaction Document which is cross referenced in Schedule 3 under the heading of "Applicable Subsection or Event", the breach or violation of which would result (i) in the case of a breach or violation by the Company, in a Potential Early Amortization or a purchase obligation of the Company pursuant to Section 2.5 or 2.6 of the Agreement, (ii) in the case of any Servicing Party, a Potential Servicer Default or (iii) in the case of any Seller, a Potential Purchase Termination Event (as defined in the Receivables Sale Agreement), the date occurring the number of days specified for the applicable subsection in Schedule 3 under the heading "Cure Period Trigger Date" following the occurrence of such breach or violation (or if the number of days so specified is zero, the date of such breach or violation). The foregoing provisions shall apply to such breaches and violations notwithstanding any other grace period or cure provisions stated to apply thereto under the applicable Transaction Documents. The Company shall, and the Control Party may, give prompt written notice of each occurrence of a Cure Period Trigger Date to the Trustee (and the Enhancement Provider if given by the Control Party).

             "Daily Interest Deposit" shall mean, for any Business Day, an amount equal to (i) the amount of accrued and unpaid Daily Interest Expense in respect of such day plus (ii) the aggregate amount of all previously accrued and unpaid Daily Interest Expense plus (iii) the aggregate amount of all accrued and unpaid Additional Interest.

             "Daily Interest Expense" shall mean, for any day in any Accrual Period, an amount equal to 1/10 of the Base Monthly
     Interest Payment for such Accrual Period (up to but not exceeding the full amount thereof); provided, that, if, during such Accrual Period, (i) ABR has increased since the first day of such Accrual Period and (ii) the actual amount of interest on the VFC Certificates for such Accrual Period exceeds or will exceed the Base Monthly Interest Payment for such Accrual Period, "Daily Interest Expense" for such day shall include an additional amount equal to the amount by which the actual amount of interest on the VFC Certificates for such Accrual Period exceeds or will exceed the Base Monthly Interest Payment for such Accrual Period.

             "Daily Report" shall mean a report prepared by the Master Servicer on each Business Day for the period specified therein, in substantially the form of Exhibit E.

             "Days Sales Outstanding" shall mean, as of any Settlement
     Date and continuing until the next Settlement Date, the number of days equal to the product of (a) 91 and (b) the amount obtained by dividing
     (i) the difference between (A) the aggregate Principal Amount of Receivables and (B) the aggregate bad debt reserve of the Sellers, in each case as at the last day of the Settlement Period immediately preceding such earlier Settlement Date, by (ii) aggregate net sales of the Sellers for the three Settlement Periods immediately preceding such earlier Settlement Date.

             "Decrease" shall have the meaning assigned in Section 2.6.

             "Default Ratio" shall mean, as of the last Business Day of any Settlement Period and continuing until the last day of the next Settlement Period, a ratio (expressed as a percentage) equal to (a) the aggregate outstanding Principal Amount of all Defaulted Receivables on the last day of such earlier Settlement Period over (b) the aggregate outstanding Principal Amount of all Receivables on such last day; provided, however, to the extent that 2% or more of the Default Ratio at the end of any Settlement Period is attributable to Receivables owing by any Obligor (including Affiliates of such Obligor), then, upon the election of the Company (such election to be made separately in respect of each Settlement Period), the Default Ratio shall be recalculated to exclude all Receivables of any one such Obligor (including Affiliates of such Obligor) that would otherwise have been included in such calculation.

             "Delinquency Ratio" shall mean, as of the last Business Day of any Settlement Period and continuing until the last day of the next Settlement Period, a ratio (expressed as a percentage) equal to (a) the aggregate outstanding Principal Amount of all Delinquent Receivables on the last day of such earlier Settlement Period over (b) the aggregate outstanding Principal Amount of all Receivables on such last day; provided, however, to the extent that 2% or more of the Delinquency Ratio at the end of any Settlement Period is attributable to Receivables owing by any Obligor (including Affiliates of such Obligor), then, upon the election of the Company (such election to be made separately in respect of each Settlement Period), the Delinquency Ratio shall be recalculated to exclude all Receivables of any one such Obligor (including Affiliates of such Obligor) that would otherwise have been included in such calculation.

             "Dilution Horizon Factor" with respect to each Seller or each Seller Group, as the case may be, shall mean, the factor set forth opposite such Seller or such Seller Group (and, with respect to any Seller or Seller Group added after the Issuance Date, the "Dilution Horizon Factor" set forth in the Additional Seller Supplement for such Seller or such Seller Group):

               Seller                   Dilution Horizon Factor

               B&G Seller Group                   one
               Gai's Seller Group                  .1
               H&M                                one
               Metz Seller Group                   .1
               Mother's                           1.5
               SFFB                                .1
               Stella Seller Group                1.5
               TBP                                 .5;

     provided that (i) in the case of H&M, the Dilution Horizon
     Factor in respect of all Receivables for which Foodmaker, Inc. is the Obligor shall be .25, (ii) in the case of Gai's Seller Group, Metz Seller Group, SFSB and TBP, the Dilution Horizon Factor in respect of Dilution Adjustments for Receivables originated by such Seller or such Seller Group, as the case may be, which are made for reasons other than stales shall be one and (iii) in the case of Mother's, the Dilution Horizon Factor in respect of Dilution Adjustments for Receivables originated by Mother's with payment terms of 2% 10 or Net 30 days shall be one.

              "Dilution Ratio" with respect to each Seller or each Seller Group, shall mean, as of the last day of each Settlement Period, an amount (expressed as a percentage) equal to the aggregate amount of Dilution Adjustments in respect of such Seller or such Seller Group made during such Settlement Period divided by the aggregate Principal Amount of Receivables which were originated by such Seller or such Seller Group during such Settlement Period.

              "Dilution Reserve Ratio" with respect to each Seller or each Seller Group, shall mean, as of any Settlement Date and continuing until the next Settlement Date, an amount (expressed as a percentage) which is calculated as follows:

                  DRR = [(c * d) + [(e-d) * (e/d)]] * f

Where:

                  DRR = Dilution Reserve Ratio;

                    c =  the Ratings Multiple;

                    d =  the average of the Dilution Ratio with
                         respect to such Seller or such Seller Group during the period of twelve consecutive Settlement Periods ending prior to such Settlement Date;

                    e =  the highest Dilution Ratio with respect
                         to such Seller or such Seller Group for any Settlement Period during the period of twelve consecutive Settlement Periods ending prior to such Settlement Date; and

                    f =  the quotient of (i) the product of (A)
                         the aggregate Principal Amount of Receivables which were originated by such Seller or such Seller Group during the preceding Settlement Period and (B) the Dilution Horizon Factor with respect to such Seller or such Seller Group and
                         (ii) the difference between (A) the aggregate outstanding Principal Amount of all Receivables and (B) the aggregate outstanding Principal Amount of all Delinquent Receivables and Defaulted Receivables, in each case, originated by such Seller or such Seller Group as of the last day of the Settlement Period preceding such earlier Settlement Date;

     provided that, in the case of any Seller or Seller Group for which two separate Dilution Horizon Factors are designated in respect of such Seller or Seller Group, the Dilution Reserve Ratio shall be calculated as set forth above, except that two separate ratios shall be calculated (each based upon the applicable Dilution Horizon Factor, and the Receivables related to such Dilution Horizon Factor, for such Seller or Seller Group) and the actual Dilution Reserve Ratio for such Seller or Seller Group will be equal to the sum of the two ratios so calculated.

             "Discount Rate" shall mean, as of any date of determination, ABR as of such date times 1.15.

             "Distribution Date" shall mean each Settlement Date.

             "Early Amortization Event" shall have the meaning assigned in Section 5.1 of this Supplement and Section 7.1 of the Agreement.

             "Effective Date" shall have the meaning assigned in Section 8.1.

             "Enhancement Provider" shall mean, with respect to Series
     1996-1, Capital Markets Assurance Corporation, a New York stock insurance company, or any successor thereto.

             "Eurocurrency Reserve Requirements" shall mean, for any day as applied to a Eurodollar Tranche, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

            "Eurodollar Base Rate" shall mean, with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Eurodollar Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Tranches are then being conducted for delivery on the first day of such Eurodollar Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Tranche to be outstanding during such Eurodollar Period.

            "Eurodollar Period" shall mean, with respect to any Eurodollar
     Tranche:

                         (a) initially, the period commencing on
          the Issuance Date or conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one, two or three months thereafter, as selected by the Company in its notice of issuance or notice of conversion, as the case may be, given with respect thereto; and

                         (b)  thereafter, each period commencing
          on the last day of the next preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one, two or three months thereafter, as selected by the Company by irrevocable notice to the Trustee not less than three Business Days prior to the last day of the then current Eurodollar Period with respect thereto;

     provided that, all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

               (1) if any Eurodollar Period would otherwise end on a day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month in which event such Eurodollar Period shall end on the immediately preceding Business Day;

               (2) any Eurodollar Period that would otherwise extend beyond the Revolving Period shall end on the last day of the Revolving Period; and

               (3) any Eurodollar Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of a calendar month.

             "Eurodollar Rate" shall mean, with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):


                           Eurodollar Base Rate
             ----------------------------------------
             1.00 - Eurocurrency Reserve Requirements

             "Eurodollar Tranche" shall mean a portion of the Invested Amount for which the Series 1996-1 Monthly Interest is calculated by reference to a Eurodollar Rate determined by reference to a particular Eurodollar Period.

             "Final Order" shall have the meaning specified in subsection 3B.7(b)(iv).

             "Floating Tranche" shall mean that portion of the Invested Amount not allocated to a Eurodollar Tranche for which the Series 1996-1 Monthly Interest is calculated by reference to the ABR.

             "Gai's Seller Group" shall mean the collective reference to each of the following Sellers: Gai's and Langendorf.

             "Increase" shall have the meaning assigned in subsection 2.5(a).

             "Increase Amount" shall have the meaning assigned in subsection 2.5(a).

             "Increase Date" shall have the meaning assigned in subsection
     2.5(a).

             "Initial Invested Amount" shall mean $10,000,000.

             "Initial VFC Certificateholder" shall have the meaning specified in the recitals hereto.

             "Initial Subordinated Certificate Amount" shall mean the Subordinated Certificate Amount on the Issuance Date.

             "Insurance Agreement" shall mean the Insurance and Reimbursement Agreement dated as of the date hereof among the Enhancement Provider, the Company, the Master Servicer and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

             "Interest Shortfall" shall have the meaning assigned in subsection 3B.4(b).

             "Invested Amount" shall mean, with respect to any date of determination, an amount equal to the Initial Invested Amount, plus the amount of all Increases by the VFC Certificateholders in the Invested Amount pursuant to Section 2.5 made on or prior to such day, minus the amount of all distributions to the VFC Certificateholders pursuant to Section 2.6 on or prior to such day.

             "Invested Percentage" shall mean, with respect to any Business Day (i) during the Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Allocated Receivables Amount as of the end of the preceding Business Day and the denominator of which is the Aggregate Receivables Amount as of the end of the preceding Business Day and (ii) during the Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Allocated Receivables Amount as of the end of the last Business Day of the Revolving Period and the denominator of which is the greater of (A) the Aggregate Receivables Amount as of the end of the preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Series of Investor Certificates outstanding on the Business Day for which such percentage is determined.

             "Issuance Date" shall mean August 1, 1996.

             "Loss Horizon Period" with respect to each Seller or each Seller Group, as the case may be, shall mean the number of Settlement Periods set forth opposite such Seller or such Seller Group (and, with respect to any Seller or Seller Group added after the Issuance Date, the "Loss Horizon Period" set forth in the Additional Seller Supplement for such Seller or such Seller Group):

              Seller                   Loss Horizon Period

              B&G Seller Group         3 Settlement Periods
              Gai's Seller Group       3 Settlement Periods
              H&M                      3 Settlement Periods
              Metz Seller Group        3 Settlement Periods
              Mother's                 4 Settlement Periods
              SFFB                     3 Settlement Periods
              Stella Seller Group      3 Settlement Periods
              TBP                      3 Settlement Periods.

             "Loss Reserve Ratio" with respect to each Seller or each Seller Group, as the case may be, shall mean, as of any Settlement Date and continuing until the next Settlement Date, an amount (expressed as a percentage) which is calculated as follows:

             LRR =  [(a * b)/c] * d

     where:

             LRR = Loss Reserve Ratio;

               a =  the sum of the aggregate Principal
                    Amount of Receivables originated by such Seller or such Seller Group during the most recent Loss
                    Horizon Period with respect to such Seller or such Seller Group preceding such date;

               b =  the greater of (i) the highest three-
                    month rolling average of the Aged Receivables Ratio with respect to such Seller or such Seller Group that occurred during the period of twelve consecutive Settlement Periods preceding such earlier Settlement Date and (ii) the Aged Receivables Ratio with respect to such Seller or such Seller Group as of the last day of the Settlement Period preceding such earlier Settlement Date;

               c = the difference between (i) the aggregate outstanding Principal Amount of all Receivables and (ii) the aggregate outstanding Principal Amount of all Delinquent Receivables and Defaulted Receivables, in each case, originated by such Seller or such Seller Group as of the last day of the Settlement Period preceding such earlier Settlement Date; and

               d =  the Ratings Multiple;

     provided that if the sum of the Loss Reserve Ratio with respect to a Seller or Seller Group plus the Dilution Reserve Ratio with respect to such Seller or Seller Group shall exceed 100%, the Loss Reserve Ratio with respect to such Seller or Seller Group shall be the percentage which is equal to 100% minus the Dilution Reserve Ratio with respect to such Seller or Seller Group.

             "Loss-to-Liquidation Ratio" shall mean, as of the last
     Business Day of any Settlement Period and continuing until the last day of the next Settlement Period, a ratio (expressed as a percentage) equal to (a) the difference, if any, between (i) the sum of
     (A) the aggregate reduction in the outstanding Principal Amount of all Receivables as a result of Charge-Offs and (B) the aggregate Principal Amount of Receivables (other than Charge-Offs) that became more than 90 days past due, in each case, during the immediately preceding twelve Settlement Periods and (ii) the aggregate amount of Recoveries during such twelve Settlement Periods over (b) the aggregate amount of Collections during such twelve Settlement Periods; provided, however, to the extent that 2% or more of the Loss-to-Liquidation Ratio at the end of any Settlement Period is attributable to Receivables owing by any Obligor (including Affiliates of such Obligor), then, upon the election of the Company (which election shall be made separately in respect of each Settlement Period), the Loss-to-Liquidation Ratio shall be recalculated for such Settlement Period to exclude all Receivables of any one such Obligor (including any Affiliates of such Obligor) that would otherwise have been included in such calculation.

             "Majority VFC Certificateholders" shall mean, on any day, VFC Certificateholders having, in the aggregate, more than 50% of the Invested Amount.

             "Maximum Commitment Amount" shall mean $20,000,000.

             "Metz Seller Group" shall mean the collective reference to each of the following Sellers: Metz and Metz Delaware.

             "Net Worth" shall mean, at a particular date with respect to the Company, all amounts which would, in conformity with GAAP, be included under shareholder's equity on a balance sheet of the Company.

             "Non-Excluded Taxes" shall have the meaning assigned in subsection 11.3(a).

             "Optional Repurchase Percentage" shall mean 10% of the maximum Invested Amount at any time during the Revolving Period.

             "Optional Termination Date" shall have the meaning assigned in subsection 2.6(d).

             "Optional Termination Notice" shall have the meaning assigned in subsection 2.6(d).

             "Participants" shall have the meaning assigned in subsection
     9.9(b).

             "Principal/Interest Surety Bond" shall mean the surety bond issued by the Enhancement Provider pursuant to the Insurance Agreement.

             "Program Costs" shall mean, for any Business Day, the sum of
     (a) all expenses, indemnities and other amounts due and payable to the VFC Certificateholders under the Agreement or this Supplement (excluding, however, the principal of and interest on the VFC Certificates, any Commitment Fee, Surety Bond Fees and Trustee's Fees and any Article XI Costs incurred hereunder) and (b) the product of (i) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Company (other than fees and expenses payable on or in connection with the closing of the issuance of any Investor Certificates) and any corporate income or franchise taxes due and payable by the Company, in each case on such Business Day, and (ii) the Invested Percentage (expressed as a decimal) on such Business Day; provided, however, with respect to the Program Costs to be included in the Accrued Expense Amount for such Business Day, the Program Costs to be so included shall not exceed
     $75,000 in the aggregate in any fiscal year of the Master Servicer.

             "Rating Agency" shall mean the collective references to Standard & Poors and Moody's.

             "Ratings Multiple" shall mean 1.5.

             "Record Date" shall mean, with respect to any Settlement Date, the last Business Day of the immediately preceding Settlement Period.

             "Required Reserves" shall mean, as of any date of determination, an amount equal to the sum of (a) the product of (i) the Adjusted Invested Amount on such day and (ii) the sum of (A) the Aggregate Loss Reserve Ratio, (B) the Aggregate Dilution Reserve Ratio and (C) the Carrying Cost Reserve Ratio, (b) the product of (i) the face amount of the Receivables in the Trust on such day, (ii) the Adjusted Invested Amount divided by the Aggregate Adjusted Invested Amount and (iii) the Servicing Reserve Ratio,
     (c) the amount of any Accrued Expense Amount in respect of which sufficient Aggregate Daily Collections have not been transferred to the Series 1996-1 Non-Principal Collection Sub-account and (d) the aggregate amount of fees (other than the Servicing Fee, but including the Trustee's fees, the Commitment Fee and the Surety Bond Fees) accrued with respect to Series 1996-1 during the Settlement Period immediately preceding such date of determination.

             "Required Reserves Ratio" shall mean, as of any date of determination, the quotient of (a) Required Reserves on such day and
     (b) the Adjusted Invested Amount on such day.

             "Required Subordinated Percentage" shall mean, as of any date of determination, the greater of (a) 15% and (b) the Required Reserves Ratio as of such day; provided that, during any period during which the Revolving Credit Lenders (or the administrative agent under the Revolving Credit Agreement on their behalf) have given notice to the Revolving Credit Borrowers that the Revolving Credit Lenders are refusing to lend to such Borrowers under the Revolving Credit Agreement, then the Enhancement Provider may, in its sole discretion, require the Required Subordinated Percentage to equal the sum of (i) the Required Subordinated Percentage computed as described above and (ii) 8%.

             "Revolving Period" shall mean the period commencing on the Issuance Date and terminating on the earliest to occur of (i) the close of business on the date on which an Early Amortization Event occurs, (ii) the Optional Termination Date and (iii) the Scheduled Termination Date.

             "Scheduled Termination Date" shall mean the earliest of (a) December 1, 1996, (b) the issuance date, if any, with respect to a new series of Investor Certificates issued by the Trust and the Company after the Issuance Date and (c) the date on which the commitments of the Revolving Credit Lenders under the Revolving Credit Agreement shall have been terminated, unless, at or prior to such date, SFC replaces the Revolving Credit Agreement with a replacement agreement providing SFC with working capital which in the reasonable opinion of the Control Party would be sufficient to operate SFC's businesses at such date.

             "Seller Group" shall mean any of B&G Seller Group, Gai's
     Seller Group Metz Seller Group or Stella Seller Group, as the context requires, provided that the Company may, with the consent of the Control Party, from time to time add one or more new Seller Groups, or change the Sellers in any existing Seller Group, so long as, concurrently with such addition or change, the Company provides new or changed definitions for the Aged Receivables Denominator, the Aged Receivables Numerator, the Dilution Horizon Factor and the Loss Horizon Period with respect to such added or changed Seller Groups (and such definitions will be deemed to be automatically amended to the extent of such additions or changes).

              "Series 1994-1 Supplement" shall mean the Series 1994-1 Supplement, dated as of November 16, 1994, among the Company, the Master Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

             "Series 1996-1" shall mean the Series 1996-1, the Principal Terms of which are set forth in this Supplement.

             "Series 1996-1 Accrued Interest Sub-subaccount" shall have the meaning assigned in subsection 3B.2(a).

             "Series 1996-1 Certificateholders' Interest" shall have the meaning assigned in subsection 2.2(a).

             "Series 1996-1 Collection Subaccount" shall have the meaning assigned in subsection 3B.2(a).

             "Series 1996-1 Monthly Interest" shall have the meaning assigned in subsection 3B.4(a).

             "Series 1996-1 Monthly Principal Payment" shall have the meaning assigned in Section 3B.5.

             "Series 1996-1 Monthly Servicing Fee" shall have the meaning assigned in subsection 6.1.

             "Series 1996-1 Non-Principal Collection Sub-subaccount" shall have the meaning assigned in subsection 3B.2(a).

             "Series 1996-1 Principal Collection Sub-subaccount" shall have the meaning assigned in subsection 3B.2(a).

             "Series Termination Date" shall mean one Business Day after the Distribution Date following the Surety Draw Date, provided that, so long as no Surety Default shall have occurred and is outstanding on such date, the Series Termination Date shall be any Business Day occurring after such Distribution Date and prior to the Trust Termination Date, as selected by the Enhancement Provider upon ten days' prior written notice to the Trustee.

             "Servicing Reserve Ratio" shall mean, as of any Settlement
     Date and continuing until the next Settlement Date, an amount (expressed as a percentage) equal to (a) the product of (i) 1% and (ii) the greater of (A) 2.0 times Days Sales Outstanding as of such day and (B) 60 divided by (b) 360.

             "Stella Seller Group" shall mean the collective reference to each of the following Sellers: Stella and Stella East.

             "Subordinated Certificate" shall mean the Subordinated Company Certificate, Series 1996-1, executed by the Company and authenticated by the Trustee, substantially in the form of Exhibit B.

             "Subordinated Certificate Amount" shall mean, for any date of determination, an amount equal to the Allocated Receivables Amount on such date minus the Adjusted Invested Amount on such date.

             "Subordinated Certificate Increase Amount" shall have the meaning assigned in subsection 2.5(a).

             "Subordinated Certificate Reduction Amount" shall have the meaning assigned in subsection 2.6(b).

             "Subordinated Interest" shall have the meaning specified in subsection 2.2(b).

             "Surety Bond Fees" shall have the meaning specified in the Insurance Agreement.

             "Surety Default" shall mean any of the following events (notice of each of which (other than the event in clause (a) below) shall be promptly given by the Enhancement Provider to the Trustee, the Master Servicer and the Company):

               (a) the Enhancement Provider fails to pay when, as and in the amounts required, any amount payable under the Principal/Interest Surety Bond and such failure continues unremedied for two Business Days;

               (b) default is made by the Enhancement Provider in the payment when due of any amount due under any other surety bond or financial guarantee insurance policy issued by the Enhancement Provider in support of any obligation rated by S&P, Moody's or any other nationally or internationally recognized rating agency and such default shall continue unremedied for ten calendar days; provided that, for the purposes of this clause (b), default shall not include any failure to make payment under a surety bond or other financial guarantee insurance policy on the basis that all conditions to and defenses against payment have not been duly satisfied or waived and with respect to which the obligation to make payment is being contested in good faith by appropriate proceedings which shall not be limited to legal proceedings;

               (c) (i) the Superintendent of Insurance of the State of New York (or any Person succeeding to the duties of such Superintendent) shall apply for an order (A) pursuant to Section 7402 of the New York Insurance Law (or any successor provisions thereto), directing him to rehabilitate the Enhancement Provider, (B) pursuant to Section 7404 of the New York Insurance Law (or any successor provision thereto), directing him to liquidate the business of the Enhancement Provider or (C) pursuant to Section 7416 of the New York Insurance Law (or any successor provision thereto), dissolving the corporate existence of the Enhancement Provider and such application shall not be dismissed or withdrawn during a period of 60 consecutive days or a court of competent jurisdiction enters an order granting the relief sought; (ii) the above-referenced Superintendent of Insurance (or any successor) shall determine that the Enhancement Provider is insolvent within the meaning of Section 1309 of the New York Insurance Law; (iii) the Enhancement Provider shall commence a voluntary case or other proceeding seeking rehabilitation, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment or a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or (iv) an involuntary case or other proceeding shall be commenced against the Enhancement Provider seeking rehabilitation, liquidation, reorganization or other relief with respect to it or its debts under a bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, such case of proceeding is not dismissed or otherwise terminated within a period of 60 consecutive days or a court of competent jurisdiction enters an order granting the relief sought in such case or proceeding; or

               (d) a court of competent jurisdiction shall have determined in a final order that the Principal/Interest Surety Bond is no longer in full force and effect.

             "Surety Draw Date" shall mean, the date which is the earlier of (i) 180 days after the expected end of the Amortization Period (as defined below) and (ii) the date which is 270 days after the commencement of the Amortization Period. The "expected end of the Amortization Period" shall be the date, following the commencement of the Amortization Period, which is the number of days after such commencement date equal to 1.5 times Days Sales Outstanding (as of such commencement date).

             "Surety Purchase Demand" shall have the meaning specified in subsection 3B.7(b)(iii).

             "Target Receivables Amount" shall mean, on any date of determination, the product of (a) a fraction the numerator of which is one and the denominator of which is one minus the Required Subordinated Percentage (expressed as a decimal) and (b) the Adjusted Invested Amount on such day.

             "Transfer Issuance Date" shall mean the date on which a Commitment Transfer Supplement becomes effective pursuant to the terms of such Commitment Transfer Supplement.

             "Transferee" shall have the meaning assigned in subsection 9.9(f).

             "Trust Accounts" shall have the meaning assigned in subsection 3B.2(a).

             "Unallocated Balance" shall mean, as of any Business
     Day, the sum of (i) the portion of the Invested Amount for which interest is then being calculated by reference to the ABR, and (ii) the portion of the Invested Amount allocated to any Eurodollar Tranche that expires on such Business Day.

             "VFC Certificate" shall mean a VFC Certificate, Series 1996- 1, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

             "VFC Certificateholder" shall mean each holder of a VFC
     Certificate.

             "Waiver Percentage" shall mean 50%.

               (a) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 1996-1 and no other Series of Investor Certificates issued by the Trust.


                                          II

                     DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                                  OF THE VFC Certificates

          II.1. Designation. The Certificates created and authorized pursuant to the Agreement and this Supplement shall be divided into two classes, which shall be designated respectively as (i) the "VFC Certificates, Series 1996-1" and (ii) the "Subordinated Company Certificate, Series 1996-1". The
VFC Certificates shall initially be issued in the form of one typewritten Definitive Certificate, to be delivered to the Initial VFC Certificateholder in accordance with Section 2.4.

          II.2. The Series 1996-1 Certificates. (a) The VFC Certificates shall represent fractional undivided interests in the Trust, consisting of the right to receive the Invested Percentage (expressed as a decimal) of (i) Collections received with respect to the Receivables and (ii) all other funds on deposit in the Collection Account and in any subaccount thereof (the "Series 1996-1 Certificateholders' Interest").

          (a) The Subordinated Certificate shall represent a fractional undivided interest in the Trust, consisting of the right to receive Collections with respect to the Receivables allocated to the Series 1996-1 Certificateholders' Interest and not required to be distributed to or for the benefit of the VFC Certificateholders (the "Subordinated Interest"). The Exchangeable Company Certificate and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the Series 1996-1 Certificateholders' Interest or the Subordinated Interest.

          (b) The VFC Certificates and the Subordinated Certificate shall be issued in registered form in substantially the forms of Exhibits A and B, respectively, and shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in Section 2.4 hereof and Section 5.2 of the Agreement.

          II.3. Purchases of Interests in the VFC Certificates. (a) Initial Purchase. Subject to the terms and conditions of this Supplement, (i) the Initial VFC Certificateholder hereby agrees (A) to purchase on the Issuance
Date the VFC Certificates in an amount equal to the Initial Invested Amount and
(B) to maintain its VFC Certificates, subject to increase or decrease during the Revolving Period, in accordance with the provisions of this Supplement and (ii) the Company hereby agrees (A) to purchase from the Trust on the Issuance Date the Subordinated Certificate in an amount equal to the Initial Subordinated Certificate Amount and (B) to maintain such interest in the Subordinated Certificate, subject to increase or decrease during the Revolving Period, in accordance with the provisions of this Supplement. Payments by the Initial VFC Certificateholder in respect of the VFC Certificate shall be made in immediately available funds on the Issuance Date to the Trustee for payment to the Company.

          (a) Subsequent Purchases. Subject to the terms and conditions of this Supplement, each Acquiring VFC Certificateholder hereby severally agrees to maintain its VFC Certificate, subject to increase or decrease during the Revolving Period, in accordance with the provisions of this Supplement.

          (b) Maximum Series 1996-1 Invested Amount. Notwithstanding anything to the contrary contained in this Supplement, at no time shall any VFC Certificateholder's Commitment Percentage of the Invested Amount exceed such VFC Certificateholder's Commitment at such time.

          II.4. Delivery. On the Issuance Date, the Company shall sign on behalf of the Trust and shall direct in writing pursuant to Section
5.2 of the Agreement the Trustee to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate (i) the VFC Certificates (and deliver such VFC Certificates to the Initial VFC Certificateholder in accordance with such written directions) and (ii) a Subordinated Certificate (and deliver such Subordinated Certificate to the Company as holder thereof in accordance with such written directions). The VFC Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof. The Trustee shall mark on its books the actual Invested Amount and Subordinated Certificate Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Invested Amount and Subordinated Certificate
Amount from time to time.

          SECTION II.6. Procedure for Initial Issuance and for Increasing the Series 1996-1 Invested Amount. II(f) Subject to subsection 2.5(b), on any Business Day prior to the Commitment Termination Date, each VFC Certificateholder agrees that the Invested Amount may be increased (an "Increase") by increasing the amount of each VFC Certificateholder's Commitment Percentage of the Invested Amount, up to an amount not exceeding each VFC Certificateholder's Commitment, upon the request of the Master Servicer or the Company on behalf of the Trust (each date on which an increase in the Invested Amount occurs hereunder being herein referred to as the "Increase Date" applicable to such Increase); provided, however, that the Master Servicer or the Company, as the case may be, shall have given the Trustee irrevocable written notice (effective upon receipt), substantially in the form of Exhibit G hereto, of such request no later than (i) if the Initial Invested Amount or Increase Amount is to be priced solely with reference to the ABR, on or prior to 1:00 p.m., New York City time, on the Issuance Date or such Increase Date, as the case may be, or (ii) if all or a portion of the Initial Invested Amount or Increase Amount is to be allocated to a Eurodollar Tranche, 1:00 p.m., New York City time, three Business Days prior to the Issuance Date or such Increase Date, as the case may be; provided, further, that the provisions of this subsection shall not restrict the allocations of Collections pursuant to Article III.
Such notice shall state (w) the Issuance Date or the Increase Date, as the case may be; (x) the Initial Invested Amount or the proposed amount of such Increase (the "Increase Amount"), as the case may be; (y) what portions thereof will be allocated to a Eurodollar Tranche and the Floating Tranche; and (z) if any portions thereof are to be allocated to a Eurodollar Tranche, the length of the Eurodollar Period with respect thereto. No VFC Certificateholder shall be obligated to fund any such Increase, unless concurrently with any such Increase in the Invested Amount, the Subordinated Certificate Amount shall be increased by an amount (the "Subordinated Certificate Increase Amount") such that after giving effect to such increase, the Adjusted Invested Amount plus the Subordinated Certificate Amount would equal or exceed the Allocated Receivables Amount.

          (a) The Initial VFC Certificateholder shall not be required to make the initial purchase of VFC Certificates on the Issuance Date and no VFC Certificateholder shall be required to fund an Increase in the Invested Amount on any Increase Date hereunder unless:

               (i) the related aggregate initial purchase amount or Increase Amount is equal to (A) in the case of a Floating
     Tranche, $100,000 or an integral multiple of $100,000 in excess thereof and (B) in the case of a Eurodollar Tranche, $500,000 or an integral multiple of $500,000 in excess thereof;

               (ii) after giving effect to the initial purchase amount or Increase Amount, (A) the Invested Amount would not exceed the Maximum Commitment Amount on the Issuance Date or such Increase Date, as the case may be, and (B) the Allocated Receivables
     Amount would equal or exceed the Target Receivables Amount on the Issuance Date or such Increase Date, as the case may be; and

               (iii) no Early Amortization Event or Potential Early Amortization Event shall have occurred and be continuing.

          (b) After receipt by the Trustee of the notice required by subsection 2.5(a) from the Master Servicer or the Company on behalf of the Trust, the Trustee shall, so long as the conditions set forth in subsections 2.5(a) and (b) are satisfied, promptly provide telephonic notice to each VFC Certificateholder, at the telephone number(s) furnished in writing on or prior to the date such VFC Certificateholder acquires a VFC Certificate, of the Increase Date and of the portion of the Increase Amount allocable to such VFC Certificateholder (which shall equal such VFC Certificateholder's Commitment Percentage of the Increase Amount). Subject to the prior satisfaction of the conditions in subsection 2.5(b), each VFC
Certificateholder agrees to pay in immediately available funds such VFC Certificateholder's Commitment Percentage of each Increase Amount on the related Increase Date to the Trustee for deposit to the Series 1996-1 Collection Subaccount. The Trustee shall have no obligation with respect to the collection of any funds from VFC Certificateholders other than making telephone calls in the manner contemplated above.

          II.6. Procedure for Decreasing the Invested Amount; Optional Termination. (a) On any Business Day during the Revolving Period or the Amortization Period (except for Distribution Dates during the Amortization Period (which shall be governed by subsection 3B.6(c))), upon the written request of the Master Servicer or the Company on behalf of the Trust, the portion of the Invested Amount not allocated to a Eurodollar Tranche may be reduced (a "Decrease") by the pro rata distribution to the VFC Certificateholders in accordance with their Commitment Percentages of some or all of the funds on deposit in the Series 1996-1 Principal Collection Sub-subaccount on such day (including, without limitation, from funds deposited in such account in connection with the issuance of any additional
Investor Certificates); provided that the Master Servicer or the Company shall have given the Trustee and the Enhancement Provider irrevocable written notice (effective upon receipt), prior to 1:00 p.m., New York City time, on the Business Day of such Decrease and which notice shall state the amount of such Decrease; provided, further, that such Decrease shall be in an amount equal to $100,000 and integral multiples of $100,000 in excess thereof; provided, further, however, that no prepayment of any Eurodollar Tranche prior to the termination of a Eurodollar Period may occur unless, concurrently with such prepayment, the Company shall have paid to the VFC Certificateholders any amounts due and payable pursuant to Section 11.4.

          (a) Simultaneously with any such Decrease during the Revolving
Period, the Subordinated Certificate Amount shall be reduced by an amount
(the "Subordinated Certificate Reduction Amount") such that after giving effect to such Decrease, the Allocated Receivables Amount is not less than the Targeted Receivables Amount. During the Revolving Period, after the distribution described in subsection (a) above has been made, and the Subordinated Certificate Amount shall have been reduced by the Subordinated Certificate Reduction Amount, a distribution shall be made to the holder of the Subordinated Certificate out of remaining funds on deposit in the Series 1996-1 Principal Collection Sub-subaccount in an amount equal to the lesser of (x) the Subordinated Certificate Reduction Amount and (y) the amount of such remaining funds on deposit in the Series 1996-1 Principal Collection Sub-subaccount.

          (b) Any reduction in the Invested Amount on any Business Day shall be allocated first to reduce the Available Pricing Amount.

          (c) On any Business Day to occur prior to the occurrence of the Scheduled Termination Date or an Early Amortization Event, the Company shall have the right to deliver an irrevocable notice (an "Optional Termination Notice") to the Trustee, each VFC Certificateholder, the Enhancement Provider and the Master Servicer in which the Company declares that the Revolving Period shall terminate on the date (the "Optional Termination Date") set forth in such notice (which date, in any event, shall not be less than 10 days from the date on which such notice is delivered). From and after the Optional Termination Date, the Amortization Period in respect of the Series 1996-1 shall commence for all purposes under this Supplement and the other Transaction Documents. The Trustee shall give prompt written notice of its receipt of an Optional Termination Notice to the VFC Certificateholders.

          II.7.  Reductions of the Commitments.  (a)  On any Business
Day during the Revolving Period, the Company, on behalf of the Trust, may, upon three Business Days' prior written notice (effective upon receipt) reduce or terminate the Commitments (a "Commitment Reduction") in an aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Invested Amount on such date, the Invested Amount would exceed the Aggregate Commitment Amount then in effect. Each VFC Certificateholder's Commitment shall be reduced by such VFC Certificateholder's Commitment Percentage of the amount of such Commitment Reduction.

          (a) Once reduced, the Commitments may not be subsequently reinstated. Upon effectiveness of any such reduction, the Trustee (as directed by the Master Servicer) shall prepare a revised Schedule 1 to reflect the reduced Commitment of each VFC Certificateholder and Schedule 1 of this Supplement shall be deemed to be superseded by such revised Schedule 1 with no further action of any party required. The Trustee shall distribute such revised Schedule 1 to the Company, the Servicer, the Enhancement Provider and each VFC Certificateholder.

          II.8. Interest; Commitment Fee. (a) Interest shall be payable on the VFC Certificates on each Distribution Date pursuant to subsection 3B.6(a).

          II(a) The Trustee (acting at the direction of the Master
Servicer) shall allocate from funds available in the Series 1996-1 Accrued Interest Sub-subaccount and the Series 1996-1 Non-Principal Collection Sub-subaccount, for the pro rata account of the VFC Certificateholders in accordance with their Commitment Percentages, on each Distribution Date, a commitment fee with respect to each Accrual Period or portion thereof ending on such date (the "Commitment Fee") during the Revolving Period at a rate equal to .10% per annum of the average daily Commitment during such Accrual Period. The Commitment Fee shall be payable (i) monthly in arrears on each Distribution Date and (ii) on the Commitment Termination Date. To the extent that funds on deposit in the Series 1996-1 Accrued Interest Sub-subaccount and the Series 1996-1 Non-Principal Collection Sub-subaccount at any such date are insufficient to pay the Commitment Fee due on such date, the Trustee shall so notify the Company and the Company shall immediately pay the Trustee the amount of any such deficiency; provided that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to funds necessary to make such payment, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment.

          (b) Calculations of per annum rates and fees under this Supplement shall be made on the basis of a 365-day year with respect to Commitment Fees, other fees, and, except with respect to Eurodollar Tranches, interest rates. Each determination of the Eurodollar Rate by the Trustee shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.


                                         III

                            ARTICLE III OF THE AGREEMENT

          Any provision of Article III of the Agreement which distributes Collections to the Company on the basis of the Company's Percentage shall continue to apply irrespective of the issuance of the VFC Certificates.
Section 3.1 of the Agreement shall be read in its entirety as provided in the Agreement. Article III of the Agreement (except for Section 3.1 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the VFC Certificates and the Subordinated Certificate:

          SECTION 3B.2.  Establishment of Trust Accounts.
(a) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (i) for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate, a subaccount of the Collection Account (the "Series 1996-1 Collection Subaccount"), which subaccount is the Series Collection Subaccount with respect to Series 1996-1, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate; (ii) for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate, two subaccounts of the Series 1996-1 Collection
Subaccount: the Series 1996-1 Principal Collection Sub-subaccount and the
Series 1996-1 Non-Principal Collection Sub-subaccount (respectively, the "Series 1996-1 Principal Collection Sub-subaccount" and the "Series 1996-1 Non-Principal Collection Sub-subaccount"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate; and
(iii) for the benefit of the VFC Certificateholders, a subaccount of the Series 1996-1 Non-Principal Collection Sub-subaccount (the "Series 1996-1 Accrued Interest Sub-subaccount"; all accounts established pursuant to this subsection 3B.2(a) and listed on Schedule 2, collectively, the "Trust Accounts"). The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust
Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the exclusive benefit of the VFC Certificateholders and to the extent applicable, subject to the prior interest of the VFC Certificateholders, to the holder of the Subordinated Certificate.

          (b) All Eligible Investments in the Trust Accounts shall be held by the Trustee for the exclusive benefit of the VFC Certificateholders and, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate; provided, however, that funds on deposit in a Trust Account which is a Sub-subaccount of the Collection Account may, at the direction of the Master Servicer, be invested together with funds held in other Sub-subaccounts of the Collection Account. After giving effect to any distribution to the Company pursuant to subsection 3B.3(c), amounts on deposit and available for investment in the Series 1996-1 Principal Collection Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, (i) in the case of any such investment made during the Revolving Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Amortization Period, on or prior to the subsequent Determination Date. Amounts on deposit and available for investment in the Series 1996-1 Non-Principal Collection Sub-subaccount and the Series 1996-1 Accrued Interest Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the subsequent Determination Date. As of the Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 1996-1 Accrued Interest Sub-subaccount shall be deposited in the Series 1996-1 Non-Principal Collection Sub-subaccount.
All interest and investment earnings (net of losses and investment expenses) on funds deposited in the Series 1996-1 Principal Collection Sub-subaccount shall be deposited in the Series 1996-1 Non-Principal Collection Sub-subaccount.
The Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account for Series 1996-1 held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or except to the extent such insufficiency occurred as a result of the Trustee's gross negligence or willful misconduct).

          (a) The portion of Aggregate Daily Collections allocated to the VFC Certificateholders pursuant to Article III of the Agreement shall be allocated and distributed as set forth in this Article III.

          (b) (i) On each Business Day, an amount equal to the Accrued Expense Amount for such day shall be transferred from the Series 1996-1 Collection Subaccount to the Series 1996-1 Non-Principal Collection Sub-subaccount.

          (ii) If, on any Business Day during the Revolving Period, the Enhancement Provider has provided the Trustee with written notice that the Enhancement Provider has not been reimbursed pursuant to the Insurance Agreement for any interest payments made under the Principal/Interest Surety Bond, an amount equal to the lesser of (A) the remaining amount on deposit in the Series 1996-1 Collection Subaccount on such day and (B) the amount of such reimbursement then due to the Enhancement Provider for interest payments made under the Principal/Interest Surety Bond plus accrued and unpaid interest thereon at the rate stated in respect thereof in the Insurance Agreement shall be transferred from the Series 1996-1 Collection Subaccount and paid to the Enhancement Provider.

          (iii) Following the transfers pursuant to clauses (i) and (ii) above, any remaining funds on deposit in the Series 1996-1 Collection Subaccount shall be transferred to the Series 1996-1 Principal Collection Sub-subaccount.

          (c)  (i)  On each Business Day during the Revolving Period
(including Distribution Dates), amounts on deposit in the Series 1996-1 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company (but only to the extent that the Trustee has received a Daily Report which reflects the receipt of the Collections on deposit therein); provided that such distribution shall be made only to the extent that, after giving effect to such distribution, the Target Receivables Amount would not exceed the Allocated Receivables Amount as indicated in the Daily Report; provided further that if the Company (or the Master Servicer, on behalf of the Company) shall have given the Trustee irrevocable written notice in accordance with subsection 2.6(a) the Company or the Master Servicer may instruct the Trustee in writing (specifying the related amount) to withdraw all or a portion of such amounts on deposit in the Series 1996-1
Principal Collection Sub-subaccount and apply such withdrawn amounts
(together with, to the extent that the Company so directs the Trustee, any amounts which the Company is otherwise entitled to receive as a result of its ownership of Investor Certificates issued pursuant to the Series 1994-1 Supplement) toward the reduction of the Invested Amount and the Subordinated Certificate Amount in accordance with Section 2.6; and provided further that such distribution shall not, in any event, be made if a Cure Period Trigger Date has occurred and is continuing (and the breach or violation giving rise to such Cure Period Trigger Date has not been cured or waived as of such date). Amounts distributed to the Company hereunder shall be deemed to be paid first from Collections received directly by any Servicing Party and second from Collections received in the Lockboxes.

               (i) On each Business Day during an Amortization Period (including Distribution Dates), funds deposited in the Series 1996-1 Principal Collection Sub-subaccount shall be invested in Eligible Investments that mature on or prior to the next Determination Date. No amounts on deposit in the Series 1996-1 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company during an Amortization Period.

          (d) On each Business Day an amount equal to the Daily Interest Deposit for such day shall be transferred from the Series 1996-1 Non-Principal Collection Sub-subaccount to the Series 1996-1 Accrued Interest Sub-subaccount.

          (e) The allocations to be made pursuant to this Section 3B.3 are subject to the provisions of Sections 2.6, 7.2 and 9.1 of the Agreement.

            SECTION 3B.4.  Determination of Interest.
          (a) The amount of interest distributable with respect to the VFC Certificates ("Series 1996-1 Monthly Interest") on each Distribution Date shall be the aggregate amount (calculated for each day during the related Accrual Period) of (i) the product of (A) the portion of the Invested Amount allocable to the Floating Tranche on such day divided by 365 and (B) ABR plus the Applicable Margin in effect on such day, and (ii) the product of (A) the portion of the Invested Amount allocable to Eurodollar Tranches on such day divided by 360 and (B) the weighted average Eurodollar Rate plus the Applicable Margin on such day in effect with respect thereto. Following any change in the amount of any Eurodollar Tranche or Floating Tranche during an Accrual Period, the Series 1996-1 Monthly Interest shall be calculated with respect to such changed amount for the number of days in the Accrual Period during which such changed amount is outstanding.

          (b) On each Distribution Date, the Master Servicer shall determine the excess, if any (the "Interest Shortfall"), of (i) the Series 1996-1 Monthly Interest for the related Accrual Period over (ii) the amount which will be available to be distributed to the VFC Certificateholders on such Distribution Date in respect thereof pursuant to this Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Additional Interest") equal to the product, for such Accrual Period (or portion thereof) until such Interest Shortfall is repaid, of (A) the ABR plus 2%, (B) such Interest Shortfall (or the portion thereof which has not been paid to the VFC Certificateholders) and (C) the actual number of days in such Accrual Period divided by 360, shall be payable as provided herein with respect to the VFC Certificates on each Distribution Date following such Distribution Date to and including, the Distribution Date on which such Interest Shortfall is paid in full to the VFC Certificateholders.

          (c) On any Business Day, the Company may, subject to subsection 3B.4(e), elect to allocate all or any portion of the Available Pricing Amount to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Trustee irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Trustee prior to 1:00 p.m., New York City time, three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the Eurodollar Period for each Eurodollar Tranche to which a portion of the Available Pricing Amount is to be allocated and (iii) the portion of the Available Pricing Amount being allocated to each such Eurodollar Tranche. Promptly upon receipt of each such notice the Trustee shall notify each VFC Certificateholder of the contents thereof. If the Trustee shall not have received timely notice as aforesaid with respect to all or any portion of the Available Pricing Amount, the Series 1996-1 Monthly Interest on such amount shall be calculated by reference to the ABR.

          (d) Any reduction in the Invested Amount on any Business Day shall be allocated in the following order of priority:

        First, to reduce the Unallocated Balance, as appropriate; and

        Second, to reduce the portion of the Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to Section 11.4.

          (e)  Notwithstanding anything to the contrary contained in this
Section 3B.4, (i) the portion of the Invested Amount allocable to each Eurodollar Tranche must be in an amount equal to $500,000 or an integral multiple of $500,000 in excess thereof; (ii) no more than five Eurodollar Tranches shall be outstanding at any one time; (iii) after the occurrence and during the continuance of any Early Amortization Event, the Company may not elect to allocate any portion of the Available Pricing Amount to a Eurodollar Tranche; and (iv) after the end of the Revolving
Period, the Company may not select any Eurodollar Period that exceeds one month or that does not end on or prior to the next succeeding Distribution Date.

          SECTION 3B.5.  Determination of Series 1996-1 Monthly Principal.
          (a) Payments of Series 1996-1 Principal. The amount (the "Series 1996-1 Monthly Principal Payment") distributable from the Series 1996-1 Principal Collection Sub-subaccount on each Distribution Date during the Amortization Period shall be equal to the amount on deposit in such account on such Distribution Date; provided, however, that the Series 1996-1 Monthly Principal Payment on any Distribution Date shall not exceed the Invested Amount on such Distribution Date. Further, on any other Business Day during the Amortization Period, funds may be distributed from the Series 1996-1 Principal Collection Sub-subaccount to the VFC Certificateholders in accordance with
Section 2.6.

                                SECTION 3B.6.  Applications.
           (a) The Master Servicer shall cause the Trustee to distribute, on each Distribution Date, from amounts on deposit in the Series 1996-1 Accrued Interest Sub-subaccount (including any amounts deposited therein pursuant to subsection 3B.7(b)(i)), an amount equal to the Series 1996-1 Monthly Interest payable on such Distribution Date, plus the amount of any Series 1996-1 Monthly Interest previously due but not distributed to the VFC Certificateholders on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously duebut not distributed to the VFC Certificateholders on a prior Distribution Date, to the VFC Certificateholders. Any remaining amount on deposit in the Series 1996-1 Accrued Interest Sub-subaccount not used to make the foregoing payment shall be deposited into the Series 1996-1 Non-Principal Collection Sub-subaccount for application pursuant to subsection 3B.6(b).

          (b) On each Distribution Date, the Master Servicer shall cause the Trustee to apply funds on deposit in the Series 1996-1 Non-Principal Collection Sub-subaccount (after taking into consideration the distribution to the VFC Certificateholders from the Series 1996-1 Non-Principal Collection Sub-subaccount pursuant to subsection 3B.6(a)) in the following order of priority to the extent funds are available:

     (i) an amount equal to the Series 1996-1 Monthly Servicing Fee for the related Accrual Period shall be withdrawn from the Series 1996-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Master Servicer (or to the Trustee, if on such date the Trustee is then acting as Master Servicer in order to liquidate the Receivables and the Related Property);

     (ii) an amount equal to the Surety Bond Fee for the related Accrual Period shall be withdrawn from the Series 1996-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Enhancement Provider, provided that, if the Enhancement Provider shall have failed to make a payment in respect of a principal or interest drawing under the Principal/Interest Surety Bond and such failure shall be continuing after the stated date on which such payment was to be made, the Enhancement Provider shall not receive such Surety Bond Fee (which shall be held in the Series 1996-1 Non-Principal Collection Sub-subaccount) until such payment is made; and

     (iii)  an amount equal to the Commitment Fee for the related
     Accrual Period shall be withdrawn from the Series 1996-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the VFC Certificateholders;

     (iv) an amount equal to any Program Costs (subject to the limitation contained in the proviso to the definition of Program Costs) due and payable shall be withdrawn from the Series 1996-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts.

Any remaining amount on deposit in the Series 1996-1 Non-Principal Collection Sub-subaccount not allocated pursuant to clauses (i) through (iv) above shall be paid to the holder of the Subordinated Certificate.

          (c) During an Amortization Period, the Master Servicer shall cause the Trustee to apply, on each Distribution Date, amounts on deposit in the Series 1996-1 Principal Collection Sub-subaccount (including any amounts deposited therein pursuant to subsection 3B.7(b)(ii)) in the following order of priority:

     (i)  an amount equal to the Series 1996-1 Monthly Principal
     Payment for such Distribution Date shall be distributed from the Series 1996-1 Principal Collection Sub-subaccount to the
     VFC Certificateholders;

     (ii) if, following the repayment in full of the Invested Amount, the Enhancement Provider has not been reimbursed pursuant to the Insurance Agreement for principal and interest payments made under the Principal/Interest Surety Bond, an amount equal to the lesser of (A) the remaining amount on deposit in the Series 1996-1 Principal Collection Sub-subaccount on such day and (B) the amount of such reimbursement then due to the Enhancement Provider for principal payments made under the Principal/Interest Surety Bond plus accrued and unpaid interest thereon at the rate stated in respect thereof in the Insurance Agreement shall be transferred from the Series 1996-1 Principal Collection Sub-subaccount and paid to the Enhancement Provider;

     (iii) if, following the repayment in full of the Invested Amount and the repayment in full of all amounts owing to the Enhancement Provider pursuant to the Insurance Agreement, any amounts are owed to the Trustee or any other Person, on account of its expenses incurred in respect of the performance of its responsibilities as Master Servicer for the liquidation of the Receivables and the Related Property, such amounts shall be transferred from the Series 1996-1 Principal Collection Sub-subaccount and paid to the Trustee or such other Person; and

     (iv) following the repayment of all of the amounts set forth in clauses (i), (ii) and (iii) above, the remaining amount on deposit in the Series 1996-1 Principal Collection Sub-subaccount on such Distribution Date, if any, shall be distributed to the holder of the Subordinated Certificate.

                 SECTION 3B.7.  The Principal/Interest Surety Bond.
         (a) Issuance of Principal/Interest Surety Bond. On or prior to the Issuance Date, the Enhancement Provider shall have issued the Principal/Interest Surety Bond in favor of the Trustee for the benefit of the holders of the VFC Certificates.

          (b)  Draws on the Principal/Interest Surety Bond.

     (i) If, on any Determination Date, the amount on deposit in the Series 1996-1 Accrued Interest Sub-subaccount (and available to be distributed) is less than the Series 1996-1 Monthly Interest that is due and payable on the related Distribution Date, then the Trustee by delivering a notice to the Enhancement Provider pursuant to the Principal/Interest Surety Bond shall, not later than 2:00 p.m., New York City time, on such Determination Date, demand payment under the Principal/Interest Surety Bond in an amount equal to such insufficiency in accordance with the Principal/Interest Surety Bond. The Enhancement Provider shall pay or cause to be paid such amount to the Trustee for deposit, on the related Distribution Date, to the Series 1996-1 Accrued Interest Sub-subaccount in accordance with the Principal/Interest Surety Bond. In the event that such amount shall be paid by the Enhancement Provider after such Distribution Date, the Trustee shall pay such amount promptly following receipt thereof, to the extent necessary to complete payment of the Series 1996-1 Monthly Interest to have been made on such Distribution Date plus any interest in respect thereof, to the VFC Certificateholders as their respective interests then appear, and deposit the remainder in the Series 1996-1 Accrued Interest Sub-subaccount.

     (ii) If, on any Determination Date to occur on or after the Surety Draw Date, the outstanding Invested Amount is greater than zero, then the Trustee by delivering a notice to the Enhancement Provider pursuant to the Principal/Interest Surety Bond shall, not later than 2:00 p.m., New York City time, on such Determination Date, demand payment under the Principal/Interest Surety Bond in an amount equal to such Invested Amount in accordance with the Principal/Interest Surety Bond. The Enhancement Provider shall pay or cause to be paid such amount to the Trustee for payment, on the related Distribution Date, to the VFC Certificateholders as their respective interests then appear. In the event that such amount shall be paid by the Enhancement Provider after such Distribution Date, the Trustee shall pay such amount promptly following receipt thereof, to the extent necessary to complete payment of the Invested Amount, to the VFC Certificateholders as their respective interests then appear, and deposit the remainder in the Series 1996-1 Principal Collection Sub-subaccount.

     (iii) If, on any Determination Date to occur during the Amortization Period, the Enhancement Provider elects to purchase (a "Surety Purchase Demand") all of the then outstanding VFC Certificates in accordance with the provisions set forth in
     Section 2.7 of the Insurance Agreement, then the Enhancement Provider shall so purchase the VFC Certificates for an amount equal to the Invested Amount and all accrued and unpaid interest thereon as of such date. The Enhancement Provider shall pay or cause to be paid such amount to the Trustee for payment to the VFC Certificateholders as their respective interests then appear in accordance with the Insurance Agreement on the related Distribution Date.

     (iv) If the payment of any amount which is guaranteed pursuant to the Principal/Interest Surety Bond is voided (an "Avoidance Event") under any applicable Insolvency Proceeding (as defined in the Principal/Investor Surety Bond), and, as a result of such an Avoidance Event, any VFC Certificateholder is required to return such voided payment, or any portion of such voided payment (an "Avoided Payment"), upon payment by such VFC Certificateholder of such Avoided Payment and receipt by the Trustee on behalf of such VFC Certificateholder of (A) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that such VFC Certificateholder is required to return any such payment or portion thereof during the term of the Principal/Interest Surety Bond because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), and (B) an assignment, substantially in the form attached as Exhibit B to the Principal/Interest Surety Bond, properly completed and executed by such VFC Certificateholder irrevocably assigning to the Enhancement Provider all rights and claims of such VFC Certificateholder relating to or arising under such Avoided Payment, then the Trustee shall deliver to the Enhancement Provider a Notice for Payment in the form of Exhibit A to the Principal/Interest Surety Bond appropriately completed and executed by the Trustee.

          (c) Following any payment by the Enhancement Provider pursuant to this subsection 3B.7 and the application of such payment in accordance with the terms hereof, the Enhancement Provider shall be subrogated to the rights of the VFC Certificateholders under the Pooling and Servicing Agreements, to the extent of any payments made by the Enhancement Provider to such VFC
Certificateholders pursuant to the Principal/Interest Surety
Bond; provided, however, that the Enhancement Provider shall not be entitled to be subrogated to any of the rights of the VFC
Certificateholders under the Pooling and Servicing Agreements until the VFC Certificateholders have received payment of all Series 1996-1 Monthly Interest and repayment in full of the Invested Amount. Nothing in this subsection 3B.7(c) shall affect in any way the rights of the Enhancement Provider to receive distributions from the Trust Accounts pursuant to the express provisions of this Article III.

          (d) Each Series 1996-1 Certificateholder by accepting any Series 1996-1 Certificate shall be deemed to acknowledge and agree to the terms of Section 2.7 of the Insurance Agreement and to agree that it will, if so requested by the Enhancement Provider, transfer its Series 1996-1 Certificates to the Enhancement Provider as contemplated in such Section 2.7.


                                        IV

                             DISTRIBUTIONS AND REPORTS

Article IV of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the VFC Certificates:

          (a) On each Distribution Date, the Trustee shall distribute to each VFC Certificateholder an amount equal to the product of (i) the amount to be distributed to the VFC Certificateholders pursuant to Article III and
(ii) such VFC Certificateholder's Commitment Percentage.

          (b) All allocations and distributions hereunder by the Trustee shall be in accordance with and based solely upon the Daily Reports and the Monthly Settlement Statement and subject to Section 3.1(h) of the Agreement.

               SECTION 4B.2.  Statements and Notices.

          (a)(i) Monthly Settlement Statements. On each Determination Date, the Master Servicer shall deliver to the Enhancement Provider, the Trustee and each Rating Agency a Monthly Settlement Statement setting forth, among other things, the Loss Reserve Ratio, the Dilution
Reserve Ratio, the Carrying Cost Reserve Ratio and the Servicing Reserve Ratio, each as recalculated for the next succeeding Settlement Period.

     (ii) Termination of Sellers. The Master Servicer shall promptly notify each Rating Agency, concurrently with its notification of the Trustee and the Enhancement Provider, of the termination of any Seller pursuant to Section 9.14 of the Receivables Sale Agreement.

          (b)  Annual Certificateholders' Tax Statement.  On or before
April 1 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 1997, the Company on behalf of the Trustee shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a VFC Certificateholder, a statement prepared by the Company containing the aggregate amount distributed to such Person for such calendar year or the applicable portion thereof during which such Person was a VFC Certificateholder, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Trustee or the Company deems necessary or desirable to enable the VFC
Certificateholders to prepare their tax returns. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

          (c) Early Amortization Period Notices. Promptly after the receipt by a Responsible Officer of the Trustee of notice of the occurrence of an Early Amortization Event with respect to Series 1996-1, the Trustee shall give notice (which notice shall in any event be given (by telephone or otherwise) not later than the second Business Day after such receipt) of such occurrence to (i) the Enhancement Provider and each Rating Agency and (ii) each VFC Certificateholder.

          (d) Surety Default Notices. Promptly after the receipt by a Responsible Officer of the Trustee of notice of the occurrence of a Surety Default, the Trustee shall give notice of such occurrence to each VFC Certificateholder and each Rating Agency.

         (e) Principal Payment Notices. During the Amortization Period, on each date which is three Business Days prior to a Distribution
Date, the Trustee shall deliver to each VFC Certificateholder a notice by fax, followed by a hard copy delivered by overnight carrier, setting forth the amount on deposit and available for distribution in the Series 1996-1 Principal Collection Sub-subaccount as of the opening of business on such date.

          (f) Forwarding of Other Notices and Documents. The Trustee shall promptly (but in any event within two Business Days following receipt thereof) forward to each VFC Certificateholder copies of the following documents and/or notices upon receipt thereof by a Responsible Officer of the
Trustee:

          (i) Financial Statements of Company. All financial statements delivered by the Company pursuant to subsection 2.7(a) of the Agreement.

          (ii) Early Amortization, Insolvency and Lien Notices. Any notice delivered by the Company pursuant to subsection 2.7(g) or 7.2(a) of the Agreement or any notice delivered by the Master Servicer pursuant to subsection 7.1 of the Agreement.

          (iii) Daily Reports.  Upon request by a VFC
     Certificateholder, Daily Reports delivered by the Master Servicer pursuant to Section 4.2(a) of the Servicing Agreement.

          (iv) Monthly Settlement Statements; Quarterly Master Servicer Certificates. All Monthly Settlement Statements and certificates delivered by the Master Servicer pursuant to Sections 4.3 and 4.4 of the Servicing Agreement.

          (v) Accountants' Letters. All letters delivered by the Master Servicer's independent public accountants pursuant to Section 4.5 of the Servicing Agreement.

          (vi) SEC Filings by Master Servicer. All filings with the Securities and Exchange Commission delivered by the Master
     Servicer pursuant to Section 4.14(d) of the Servicing Agreement.

           Section 4B.3. Notices. Notices required to be given to the VFC Certificateholders hereunder will be given by first class mail to the address of such holders as they appear in the Certificate Register (or, if expressly required herein, by telephonic notice via a telephone or telecopy number provided by each VFC Certificateholder to the Trustee).


                                         V

                         ADDITIONAL EARLY AMORTIZATION EVENTS

          V.1. Additional Early Amortization Events. If any one of the events specified in Section 7.1 of the Agreement (after any grace periods or consents applicable thereto) or any one of the following events shall occur during the Revolving Period with respect to the VFC Certificates:

          (a) failure on the part of the Company to make any payment
     (i) in respect of principal owing on any VFC Certificates within one Business Day of the date such principal is due, (ii) in respect of interest or Commitment Fees owing on any VFC Certificates within two Business Days of the date such interest is due or (iii) in respect of any other amounts owing by the Company under any Pooling and Servicing Agreement or the Insurance Agreement to or for the benefit of the VFC Certificateholders or the Enhancement Provider within five Business Days of the date such other amount is due;

          (b) failure on the part of the Company duly to observe or perform in any material respect any covenants or agreements of the Company set forth in any Pooling and Servicing Agreement or the Insurance Agreement which has a material adverse effect on the Enhancement Provider or the VFC Certificateholders (which determination shall be made without regard to whether any Enhancement is then available from any Enhancement Provider) which continues unremedied for 30 days from the earlier of (i) the date upon which a Responsible Officer of the Company obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or the Company and the Trustee by the Control Party;

          (c) any representation or warranty made by the Company in any Pooling and Servicing Agreement to or for the benefit of the VFC Certificateholders or the Enhancement Provider or in the Insurance Agreement (i) shall prove to have been incorrect in any material respect when made or when delivered which continues to be incorrect for a period of 30 days after the day on which notice of such failure, requiring the same to be remedied, shall have been given by the Trustee to the Company (or the Control Party to the Company and the Trustee) and (ii) as a result of such incorrectness, the interests of the VFC Certificateholders (without giving effect to the availability of any Enhancement) or the Enhancement Provider are materially and adversely affected; provided, however, that an Early Amortization Event with respect to Series 1996-1 shall not be deemed to have occurred under this paragraph if the incorrectness of such representation or warranty gives rise to an obligation to repurchase the related Receivables and the Company has repurchased the related Receivable or all such Receivables, if applicable, in accordance with the provisions of the Pooling Agreement within five Business Days of when the Company was obligated to do so;

          (d) the Allocated Receivables Amount shall be less than the Target Receivables Amount for a period of five consecutive days;

          (e) a Purchase Termination Event (as defined in the
     Receivables Sales Agreement) which allows the Company to cease purchasing Receivables from all Sellers thereunder shall have occurred and be continuing under the Receivables Sale Agreement;

          (f) as at the end of any Settlement Period, the Loss-to-Liquidation Ratio shall exceed 4.5%;

          (g) as at the end of any Settlement Period, the Delinquency Ratio shall exceed 5.0%;

          (h) as at the end of any Settlement Period, the Default Ratio shall exceed 6.0%;

          (i) for any Settlement Period, Days Sales Outstanding shall be more than 40 days;

          (j) as at the last date of any fiscal quarter of the Company, Net Worth shall be less than an amount equal to 10% of the Invested Amount as of such date;

          (k) a Servicer Default with respect to the Master Servicer or any Significant Servicer shall have occurred and be continuing or at any time a Servicer Default with respect to three or more
     Servicers shall have occurred and be continuing;

          (l) a Change in Control shall have occurred;

          (m) the Trust shall for any reason cease to have a valid and perfected first priority undivided ownership or security interest in the Trust Assets (subject to any Permitted Liens);

          (n) any of the Pooling Agreement, the Servicing Agreement, this Supplement or the Receivables Sale Agreement shall cease, for any reason, to be in full force and effect, or the Company shall so assert in writing;

          (o) the "Commitments" under (and as defined in) the Revolving Credit Agreement of the Revolving Credit Lenders thereunder shall have been terminated by the Revolving Credit Lenders prior to their stated term or such Revolving Credit Lenders shall have refused to make any extensions of credit under the Revolving Credit Agreement for a period of 150 consecutive days following notice of such refusal delivered to the borrowers thereunder; or

          (p) (i) any of Specialty Foods Corporation or the Sellers shall default in the payment of principal of or interest on any indebtedness in an aggregate amount, with respect to such Person, at any one time equal to or exceeding $10,000,000, which default continues unremedied and unwaived for a period in excess of 60 days, or (ii) indebtedness of SFC or any Seller becomes due prior to its stated maturity in an aggregate amount, with respect to such Person, equal to or exceeding $10,000,000;

then, in the case of any event described in the subsections above, after the applicable grace period, if any, set forth in such subsections the Control Party, by notice then given in writing to the Company, the Master Servicer and the Trustee, may declare that an early amortization event (an "Early Amortization Event") has occurred as of the date of such notice with respect to Series 1996-1.


                                        VI

                                    SERVICING FEE

          VI.1. Servicing Compensation. A monthly servicing fee (the "Series 1996-1 Monthly Servicing Fee") shall be payable to the Master Servicer, on behalf of the Servicing Parties, on each Distribution
Date for the Accrual Period then ending, in an amount equal to the product of
(a) the Servicing Fee and (b) a fraction the numerator of which is the daily average Adjusted Invested Amount for such Accrual Period and the denominator of which is the daily average of the Aggregate Adjusted Invested Amount for such Accrual Period; provided, however, that if an Early Amortization Period has commenced and Specialty Foods Corporation is acting as Master Servicer, the Series 1996-1 Monthly Servicing Fee shall be deferred until all amounts due under the VFC Certificates have been paid in full. The Series 1996-1 Monthly Servicing Fee is the Monthly Servicing Fee, referred to in Section 2.5 of the Servicing Agreement, which is allocable to Series 1996-1.


                                        VII

                     COVENANTS, REPRESENTATIONS AND WARRANTIES

          VII.1. Representations and Warranties of the Company and the Master Servicer. The Company and the Master Servicer hereby represent and warrant to the Enhancement Provider, the Trustee and each of the VFC Certificateholders that each and all of their respective representations and warranties contained in each Pooling and Servicing Agreement is true and correct in all material respects as of the date hereof.

          VII.2. Covenants of the Company.  The Company hereby agrees that:

          (a) it shall observe each and all of its respective covenants (both affirmative and negative) contained in each Pooling and Servicing Agreement in all material respects;

          (b) it shall not terminate the Agreement unless in strict compliance with the terms of the Agreement;

          (c) it shall not change in any material respect the terms or provisions of the Policies so as to adversely affect the general quality of the Receivables without the prior written consent of the Control Party;

          (d) it shall not make any change or modification (or permit any change or modification to be made) in any material respect to the Policies, except (i) if such changes or modifications are necessary under any Requirement of Law or (ii) if such changes or modifications are consented to by the Enhancement Provider.

          VII.3.  Covenants of the Master Servicer.  The Master
Servicer hereby agrees that: (a) it shall observe each and all of its covenants (both affirmative and negative) contained in each Pooling and Servicing Agreement in all material respects; and (b) it shall deliver to each VFC Certificateholder which is an Eligible Certificateholder by 11:00 A.M. (New York City time) on the Determination Date prior to each Settlement Date a Monthly Settlement Statement.

          VII.4.  Additional Supplements.  (a)  The Company and the
Master Servicer each hereby agrees that, so long as the Enhancement Provider is the Control Party in respect of the Series 1996-1, no additional Supplement shall be issued under the Agreement unless the Control Party shall have consented to the form and substance of the Principal Terms contained in such Supplement, which consent shall not be unreasonably withheld (it being understood that it is not unreasonable if the Control Party withholds such consent because it determines in its sole discretion that its rights would be diminished or otherwise adversely affected under any of the Transaction Documents as a result of the issuance of such Supplement).

          (a) In addition to the approval required pursuant to subsection 7.4(a), the Company and the Master Servicer each hereby agrees that, so long as the Initial VFC Certificateholder continues to be a VFC Certificateholder, no additional Supplement shall be issued under the Agreement unless the Initial VFC Certificateholder, shall have consented to the form and substance of the Principal Terms contained in such Supplement, which consent shall not be unreasonably withheld (it being understood that it is not unreasonable if the Initial VFC Certificateholder withholds such consent because it determines in its sole discretion that its rights would be diminished or otherwise adversely affected under any of the Transaction Documents as a result of the issuance of such Supplement).

          VII.5. Representations and Warranties of the Initial VFC Certificateholder. The Initial VFC Certificateholder represents, warrants and covenants to the Company, as of the Issuance Date, that:

          (a) it acknowledges that the VFC Certificates have not been and will not be registered under the Securities Act and are being offered and sold to the Initial VFC Certificateholder in reliance upon the exemption provided in Section 4(2) of the Securities Act, and have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, and may not be resold or otherwise transferred unless so registered or qualified or unless any exemption from such requirements is available;

          (b) it is purchasing the VFC Certificates in the ordinary course of its business and for investment only solely for its own account or accounts for which it exercises sole investment discretion and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof;

          (c) it is an institutional investor that is an "Accredited Investor" (as defined under Rule 501(a)(1), (2), (3) or (7), of the Securities Act) or, if the VFC Certificates are to be purchased for one or more institutional accounts ("investor accounts") for which it is acting as a fiduciary or agent, each such investor account is an institutional investor that is an Accredited Investor;

          (d) it invests in or has such knowledge and experience in business and financial matters and with respect to investments in securities so as to enable it to understand and evaluate the risks of such investments and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof;

          (e) it has been afforded access to information (including the financial condition) about the Company, the Servicing Parties and the Sellers to enable it to evaluate its investment in the VFC Certificates and acknowledges that it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company, the Servicing Parties and the Sellers concerning the terms and conditions of the offering of the VFC Certificates and the merits and risks of investing in the VFC Certificates, (ii) to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the Information and
     (iii) to review the filings of the Master Servicer with the Securities and Exchange Commission and all of the public disclosure of the Master Servicer; and

          (f) it acknowledges that the expressed intent of the Company is that the VFC Certificates are being issued only in transactions not involving any public offering within the meaning of the Securities Act and that the VFC Certificates will bear a legend substantially as set forth in the form of the VFC Certificates included in this Supplement and will be subject to certain limitations on transfer and exchange specified in the Agreement, this Supplement and the other Transaction Documents.


                                    VIII

                           CONDITIONS PRECEDENT

          VIII.1. Conditions Precedent to Effectiveness of Supplement. This Supplement will become effective on the date (the "Effective
Date") on which the following conditions precedent have been satisfied:

          (a) Documents. The Initial VFC Certificateholder shall have received an original copy, each executed and delivered in form and substance satisfactory to the Initial VFC Certificateholder, of (i) this Supplement executed by a duly authorized officer of each of the Company, the Master Servicer, the Trustee and the Initial VFC Certificateholder, and (ii) the other Transaction Documents (including the Insurance Agreement and the Principal/Interest Surety Bond) duly executed by the parties thereto.

          (b) Officer's Certificate.  The Initial VFC
     Certificateholder shall have received from each of the Company and SFC an Officer's Certificate, dated the Issuance Date, certifying that (i) in the case of the Company, the representations and warranties of the Company contained or incorporated in this Supplement and in the other Transaction Documents to which it is a party are true and correct on and as of such date (unless made as of a prior date, in which case the representation or warranty was true as of such prior date) and
     (ii) the Company or SFC, as the case may be, has complied with all agreements and satisfied all conditions on its part required to be performed or satisfied hereunder and under the Pooling Agreement and the other Transaction Documents at or prior to such date.

          (c) Secretary's Certificate. The Initial VFC Certificateholder shall have received from each of the Company and SFC a certificate from the Secretary or an Assistant Secretary of the Company and SFC, respectively, dated the Issuance Date, certifying that (i) the execution, delivery and performance by the Company and SFC, as applicable, of each Transaction Document to which it is a party and any other documents executed by or on behalf of the Company and SFC, as applicable, in connection with the transactions contemplated thereby have been duly authorized (and attaching such resolutions as Exhibit A thereto), (ii) incumbency of the person or persons executing and delivering each such document on behalf of the Company and SFC, as applicable, and (iii) such other information with respect to SFC, the Company and the Sellers as the Initial VFC Certificateholder may reasonably request in order to establish the corporate existence and good standing of each thereof, the proper taking of all appropriate corporate proceedings in connection with the transactions contemplated hereby and the compliance with the conditions set forth herein.

          (d) Legal Opinions. The Initial VFC Certificateholder shall have received the following legal opinions:

                    (i)  an opinion from Paul, Weiss, Rifkind,
          Wharton & Garrison, special counsel to the Company and SFC, dated the Issuance Date and addressed to the Initial VFC Certificateholder and the Trustee, as to certain corporate, security interest and tax matters involving the Company, SFC and the transactions contemplated by this Supplement (in substantially the form delivered by such counsel in connection with the issuance of the Series 1994-1 Investor Certificates);

                    (ii)  an opinion from John E. Kelly, Esq.,
          corporate counsel of the Company and SFC, dated the Issuance Date and addressed to the Initial VFC Certificateholder and the Trustee, as to certain corporate matters involving the Company and SFC and the transactions contemplated by this Supplement (in substantially the form delivered by such counsel in connection with the issuance of the Series 1994-1 Investor Certificates);

                    (iii)  an opinion from Akin, Gump, Strauss,
          Hauer & Feld, special Texas counsel to the Company and SFC, dated the Issuance Date and addressed to the Initial VFC Certificateholder and the Trustee, as to certain security interest and tax matters (in substantially the form delivered by such counsel in connection with the issuance of the Series 1994-1 Investor Certificates); and

                    (iv)  an opinion from the general counsel or
          associate general counsel to the Enhancement Provider, dated the Issuance Date and addressed to the Initial VFC Certificateholder and the Trustee, as to certain corporate matters (in substantially the form delivered by such counsel in connection with the issuance of the Series 1994-1 Investor Certificates).

          (e) Pooling Agreement Conditions. The Trustee shall have received, with copies for the Initial VFC Certificateholder, each of the items required to be delivered pursuant to subsection 5.10(b) of the Agreement, including without limitation a Tax Opinion, a General Opinion and the required written confirmation from each Rating Agency.


                                       IX

                                  MISCELLANEOUS

          IX.1. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplementshall be read, taken and construed as one and the same instrument.

          IX.2. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL
BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

          IX.3.  Further Assurances.  Each of the Company and the
Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Control Party more fully to effect the purposes of this Supplement and the sale of the VFC Certificates hereunder, including, without limitation, in the case of the Company, the execution of any financing statements or continuation statements relating to the Receivables and the other Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

          IX.4. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Enhancement Provider, the Trustee or any VFC Certificateholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          IX.5. Amendments. This Supplement may only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is effected in accordance with the provisions of
Section 10.1 of the Agreement. The Master Servicer shall give each VFC Certificateholder notice of any proposed amendment to this Supplement or to the Agreement on or before the later of (a) the date that is 10 days prior thereto and (b) the date of any initial notice thereof is provided to the Enhancement Provider.

          IX.6. Notices. All notices, requests and demands to or upon any party hereto to be effective shall be given in the manner set forth
(i) in the case of the Company, the Master Servicer and the Trustee, in
Section 10.5 of the Agreement and (ii) in the case of the Initial VFC Certificateholder and the Enhancement Provider, at their respective addresses set forth below:

     The Initial VFC
      Certificateholder: The Chase Manhattan Bank
                         270 Park Avenue
                         New York, New York  10017
                         Attention: Roger Parker
                         Telecopy:  (212) 270-1789

     The Enhancement
      Provider:          Capital Markets Assurance Corporation
                         885 Third Avenue
                         New York, New York  10022
                         Attention: Head of Exposure Management
                         Telecopy:  (212) 755-5462

Any notice required or permitted to be mailed to a VFC
Certificateholder shall be given as provided in Section 4B.3.

          IX.7. Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

          IX.8. Enhancement Provider. The Enhancement Provider shall have rights under the Agreement, the Servicing Agreement and this Supplement (including the right to withhold consents) only (a) if either
(i) the Enhancement Provider is then providing Enhancement for Series 1996-1 or (ii) the Enhancement Provider is owed any amounts in respect of the Principal/Interest Surety Bond and (b) no Surety Default has occurred and is continuing.

          IX.9. Successors and Assigns. (a) This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of the VFC Certificateholders.

          (a) Any VFC Certificateholder may, upon the satisfaction of all applicable requirements under Section 5.3 of the Agreement, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions ("Participants") participations in its VFC Certificate and its rights hereunder pursuant to documentation in form and substance satisfactory to such VFC Certificateholder and the Participant. In the event of any such sale by a VFC Certificateholder to a Participant, such VFC Certificateholder's obligations under this Supplement shall remain unchanged and such VFC Certificateholder shall remain solely responsible for the performance thereof. The Company agrees that each VFC Certificateholder is entitled, in its own name, to enforce for the benefit of, or as agent for, any Participant any and all rights, claims and interest of such Participant in respect of the Trust and the Company's obligations under this Supplement.

          (b) Any VFC Certificateholder may, upon satisfaction of all applicable requirements under Section 5.3 of the Agreement and in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Supplement and the VFC Certificate to (i) its Affiliates or to any other VFC Certificateholder and, (ii) upon prior written notice to the Trustee, one or more financial institutions (an "Acquiring VFC Certificateholder"), in each case pursuant to a commitment transfer supplement,substantially in the form of Exhibit D (the "Commitment Transfer Supplement"), executed by such Acquiring VFC Certificateholder, such assigning VFC Certificateholder and the Trustee (and, in the case of an Acquiring VFC Certificateholder that is not prior to such assignment a VFC Certificateholder or an Affiliate thereof, by the Company and the Master Servicer), and delivered to the Trustee for its acceptance and recording in the Certificate
Register. Notwithstanding the foregoing, no VFC Certificateholder shall so sell its rights hereunder without the prior written consent of the Company, which consent will not be unreasonably withheld. Upon such execution, delivery, acceptance and recording, from and after the Transfer Issuance Date determined pursuant to such Commitment Transfer Supplement, (x) the Acquiring VFC Certificateholder thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a VFC Certificateholder hereunder with a Commitment as set forth therein and (y) the transferor VFC Certificateholder thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Supplement (including the Schedules attached hereto) to the extent, and only to the extent, necessary to reflect the addition of such Acquiring VFC Certificateholder as a "VFC Certificateholder" and the resulting adjustment of Commitment Percentages arising from the purchase by such Acquiring VFC Certificateholder of all or a portion of the rights and obligations of such transferor VFC Certificateholder under this Supplement and the VFC Certificates.

          (c) The Trustee shall maintain at its address referred to in Section 9.6 a copy of each Commitment Transfer Supplement delivered to it.

          (d) Upon its receipt of a Commitment Transfer Supplement executed by a transferor VFC Certificateholder and an Acquiring
VFC Certificateholder (and, in the case of a Transferee that is not prior to such assignment a VFC Certificateholder or an Affiliate thereof, by the Company and the Master Servicer), the Trustee shall
(i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Issuance Date determined pursuant thereto record the information contained therein in the Certificate Register and give notice of such acceptance and recordation to the VFC Certificateholders, the Master Servicer and the Company.

          (e) The Company and the Master Servicer each authorizes each VFC Certificateholder to disclose to any Participant or Acquiring VFC Certificateholder (each, a "Transferee") and any prospective Transferee any and all financial information in such VFC Certificateholder's possession concerning the Company, any Servicing Party, any Seller or the Receivables which has been delivered to such VFC Certificateholder by the Company or the Master Servicer pursuant to this Supplement or which has been delivered to such VFC Certificateholder by or on behalf of the Company in connection with such VFC Certificateholder's credit evaluation of the Company, any Servicing Party, any Seller, the Trust and the Trust Assets prior to becoming a party to this Supplement; provided, however, if any such information is of a confidential nature, then the Transferee or prospective Transferee shall agree to be bound by the terms and conditions of the confidentiality provision contained in Section 10.20 of the Agreement.

          (f) If, pursuant to this subsection, any interest in this Supplement or the VFC Certificates is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor VFC Certificateholder shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor VFC Certificateholder (for the benefit of the transferor VFC Certificateholder, the Trustee, the Company and the Master Servicer) that under applicable law and treaties no taxes will be required to be withheld by the Trustee, the Company, the Master Servicer or the transferor VFC Certificateholder with respect to any payments to be made to such Transferee in respect of the VFC Certificates, (ii) to furnish to the transferor VFC Certificateholder (and, in the case of any Acquiring VFC Certificateholder not registered in the Certificate Register, the Trustee and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor VFC Certificateholder, the Trustee, the Company and the Master Servicer) to provide the transferor VFC Certificateholder (and, in the case of any Acquiring VFC Certificateholder not registered in the Certificate Register, the Trustee, the Company and the Master Servicer) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (g) Notwithstanding any other provisions herein, no transfer or assignment of any interests or obligations of any VFC Certificateholder hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would result in a prohibited transaction under
Section 4975 of the Internal Revenue Code or Section 406 of ERISA or cause the Trust Assets to be regarded as plan assets pursuant to 29 C.F.R. 2510.3-101, or require the Company or any Seller to file a registration statement with the Securities and Exchange Commission or to qualify the VFC Certificates under the "blue sky" laws of any state.

          IX.10. No Bankruptcy Petition. Each VFC Certificateholder hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Amortization
Period and (ii) the last day of the amortization period of any other
Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

          IX.11. Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket costs and expenses of the Trustee and the VFC Certificateholders (including, without limitation, reasonable fees and disbursements of their attorneys) in connection with (i) the preparation, execution and delivery of this Supplement, the Agreement and the other Transaction Documents and amendments or waivers of any such documents and
(ii) the enforcement by the Trustee and the VFC Certificateholders of the obligations and liabilities of the Company and the Master Servicer under the Agreement, this Supplement or any related document; provided that any payments made by the Company pursuant to this subsection shall be made solely from Available Funds shall be non-recourse other than with respect to Available Funds necessary to make such payment, and shall not constitute a claim against the Company to the extent that insufficient Available Funds exist to make such payment.


                                        X

                               FINAL DISTRIBUTIONS

          X.1. Certain Distributions. (a) Not later than 2:00 p.m., New York City time, on the Distribution Date following the date on which the proceeds are deposited into the Series 1996-1 Non-Principal Collection Sub-subaccount and the Series 1996-1 Principal Collection Sub-subaccount pursuant to subsection 7.2(b) of the Agreement, the Trustee shall distribute such amounts pursuant to Article III.

          (a) Notwithstanding anything to the contrary in this Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 9.3 of the Agreement with respect to the VFC
Certificates.


                                        XI

                             CHANGE IN CIRCUMSTANCES

          XI.1. Illegality. Notwithstanding any other provision herein, if, after the Issuance Date, the adoption of or any change in any Requirement of Law or in the interpretation or administration thereof shall make it unlawful for any VFC Certificateholder to make or maintain its portion of the VFC Certificateholders' Interest in any Eurodollar Tranche and such VFC Certificateholder shall notify the Trustee and the Company, then the portion of each Eurodollar Tranche applicable to such VFC Certificateholder shall thereafter be calculated by reference to the ABR. If any such change in the method of calculating interest occurs on a day which is not the last day of the Eurodollar Period with respect to any Eurodollar Tranche, the Company shall pay to the Trustee for the account of such VFC
Certificateholder the amounts, if any, as may be required pursuant to Section 11.4.

          XI.2. Requirements of Law. (a) Notwithstanding any other provision herein, if after the Issuance Date the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any VFC Certificateholder with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any VFC Certificateholder to any tax of any kind whatsoever with respect to the Transaction Documents or change the basis of taxation of payments to any VFC
     Certificateholder in respect thereof (except for Non-Excluded
     Taxes covered by Section 11.3 and changes in the rate of taxes on the overall net income of such VFC Certificateholder); and

               (ii) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such VFC
     Certificateholder which is not otherwise included in the determination of the Eurodollar Rate;

and the result of any of the foregoing is to increase the cost to such VFC Certificateholder by an amount which such VFC Certificateholder deems to be material, of making, converting into, continuing or maintaining Eurodollar Tranches or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company will pay to such VFC Certificateholder upon demand such additional amount or amounts as will compensate such VFC Certificateholder for such additional costs incurred or reduced amount receivable.

          (b) If any VFC Certificateholder shall have reasonably determined after the Issuance Date that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such VFC Certificateholder or any corporation controlling such VFC Certificateholder with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such VFC
Certificateholder's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such VFC Certificateholder or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such VFC Certificateholder's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such VFC Certificateholder to be material, then from time to time, the Company shall promptly pay to such VFC Certificateholder such additional amount or amounts as will compensate such VFC Certificateholder for such reduction.

          (c) If any VFC Certificateholder becomes entitled to claim any additional amounts pursuant to subsection (a) or (b) above, it shall promptly notify the Company (with a copy to the Trustee) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such VFC Certificateholder to the Company (with a copy to the Trustee) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder.

          XI.3. Taxes. (a) All payments made by the Company under this Supplement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any VFC Certificateholder as a result of a present or former connection between such VFC Certificateholder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such VFC Certificateholder having executed, delivered or performed its obligations or received a payment under, or enforced, this Supplement).
If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any VFC Certificateholder hereunder, the amounts so payable to such VFC Certificateholder shall be increased to the extent necessary to yield to such VFC Certificateholder (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Supplement, provided, however, that the Company shall not be required to increase any such amounts payable to any VFC Certificateholder that is not organized under the laws of the United States of America or a state thereof if such VFC Certificateholder fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Company as promptly as possible thereafter the Company shall send to the Trustee for the account of such VFC Certificateholder, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Trustee the required receipts or other required documentary evidence, the Company shall indemnify the VFC Certificateholders for any incremental taxes, interest or penalties that may become payable by any VFC Certificateholder as a result of any such failure. The agreements in this subsection shall survive the termination of this Supplement and the payment of the Loans and all other amounts payable hereunder.

          (a) Each VFC Certificateholder that is not incorporated under the laws of the United States of America or a state thereof shall:

             (i) deliver to the Company and the Trustee (A) two duly completed copies of United States Internal Revenue Service
     Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

             (ii) deliver to the Company and the Trustee two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

             (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such VFC Certificateholder from duly completing and delivering any such form with respect to it and such VFC Certificateholder so advises the Company and the Trustee. Each VFC Certificateholder so incorporated shall certify at the time it first becomes a VFC Certificateholder, and thereafter to the extent provided by law, (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a VFC Certificateholder or a Participant pursuant to subsection 9.9 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the VFC
Certificateholder from which the related participation shall have been purchased.

             XI.4. Indemnity. The Company agrees to indemnify each VFC Certificateholder and to hold each VFC Certificateholder harmless from any loss or expense which such VFC Certificateholder may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of a Eurodollar Tranche after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, or (b) default by the Company in making any prepayment in connection with a Decrease after the Company has given irrevocable notice thereof in accordance with the provisions of Section 2.6 of this Supplement or (c) the making of a prepayment of a Eurodollar Tranche prior to the termination of the Eurodollar Period for such Eurodollar Tranche. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the Eurodollar Period that would have commenced on the date of such prepayment or of such failure) in each case at the applicable rate of interest for such Eurodollar Tranche provided for herein (excluding, however, the Applicable Margin included therein, if any) over
(ii) the amount of interest (as reasonably determined by such VFC Certificateholder) which would have accrued to such VFC Certificateholder on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Supplement and the payment of all amounts payable hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any VFC Certificateholder to the Company and the Master Servicer shall be conclusive absent manifest error.

             XI.5. Payment Limitation. Notwithstanding anything contained herein to the contrary, the obligations of the Company under this Article XI shall be made solely from Available Funds shall be non-recourse other than with respect to Available Fundsnecessary to make such payment, and shall not constitute a claim against the Company to the extent that insufficient Available Funds exist to make such payment.

IN WITNESS WHEREOF, the parties hereto have caused this Series 1996-1 Supplement to be duly executed by their respective officers as of the day and year first above written.


                              SPECIALTY FOODS FINANCE
                                CORPORATION, as Company


                              By:______________________
                                 Name:
                                 Title:


                              SPECIALTY FOODS CORPORATION
                                as Master Servicer


                              By:______________________
                                 Name:
                                 Title:


                              THE CHASE MANHATTAN BANK,
                              as Initial VFC Certificateholder


                              By:_____________________
                                 Name:
                                 Title:


                              THE CHASE MANHATTAN BANK, as
                                Trustee


                              By:______________________
                                 Name:
                                 Title:


                                                            Schedule 1



                                      Commitments


          Name of VFC Certificateholder           Commitment

          The Chase Manhattan Bank                $20,000,000

               Totals                             $20,000,000



                                                            Schedule 2



                                     Trust Accounts

          The Collection Account has been established by and at The Chase Manhattan Bank, account number 507864468.


          The Collection Account is for the account of The Chase Manhattan Bank, as trustee for the SFC Master Trust.



                                                            Schedule 3


          Cure Period
          Trigger Date   Applicable Subsection or event
          ------------   ------------------------------

               30 days   Pooling Agreement:  Subsections 2.3(a),
                         (b), (d), (e), (f) (first sentence), (g) and (h)

               10 days   Pooling Agreement:  Subsection 2.3(i)

               0 days    Pooling Agreement:  Subsections 2.3(e)
                         and (f) (second sentence)

               10 days   Pooling Agreement:  Subsection 2.4(a)

               5 days    Pooling Agreement:  Subsections 2.4(b)
                         and (c)

               30 days   Pooling Agreement:  Subsections 2.7(a),
                         (b) (first sentence), (d), (i)

               10 days   Pooling Agreement:  Subsection 2.7(c)

               5 days    Pooling Agreement:  Subsections 2.7(b)
                         (second two sentences), (f), (g) and (h)

               10 days   Pooling Agreement:  Section 2.8 (all
                         subsections thereunder)

               30 days   Servicing Agreement:  Sections 3.1, 3.2,
                         3.4, 3.5, 3.6 (first sentence)

               10 days   Servicing Agreement:  Sections 3.3, 3.8, 3.9

               5 days    Servicing Agreement:  Section 3.7

               0 days    Servicing Agreement:  Section 3.6
                         (second sentence)

               30 days   Servicing Agreement:  Sections 4.4, 4.5,
                         4.13, 5.1, 5.2

               10 days   Servicing Agreement:  Sections 4.6, 4.7,
                         4.9, 4.12

               5 days    Servicing Agreement:  Sections 4.2(b),
                         4.3, 4.8, 4.10, 4.11, 4.14, 5.3, 5.4

               1 day     Servicing Agreement:  Section 4.2(a)

               0 days    Servicing Agreement:  Section 4.1

               30 days   Receivables Sale Agreement:  Subsections
                         4.1(a), (b), (d), (e), (f) (first sentence),
                         (g), (h), (j) and (k)

               10 days   Receivables Sale Agreement:  Subsections
                         4.1(i), (l), (m), (n) and (o)

               0 days    Receivables Sale Agreement:  Subsections
                         4.1(c) and (f) (second sentence)

               10 days   Receivables Sale Agreement:  Subsection
                         4.2(a)

               5 days    Receivables Sale Agreement:  Subsections
                         4.2(b) and (c)

               30 days   Receivables Sale Agreement:  Sections
                         5.1, 5.2, 5.3, 5.4, 5.8 and 5.13

               10 days   Receivables Sale Agreement:  Sections
                         5.5, 5.6, 5.7, 5.11 and 5.12

               1 day     Receivables Sale Agreement:  Sections
                         5.9, 5.10 and 5.14

               10 days   Receivables Sale Agreement:  Sections
                         6.4, 6.5, 6.6, 6.7, 6.8, 6.9 and 6.10

               5 days    Receivables Sale Agreement:  Sections
                         6.1, 6.2 and 6.3

               30 days   Insurance Agreement:  Section 3.1 (all
                         subsections except (c) and (g))

               10 days   Insurance Agreement:  Subsection 3.1(g)

               0 days    Insurance Agreement:  Subsection 3.1(c)

               10 days   Insurance Agreement:  Section 4.1 (all
                         subsections except (c))

               5 days    Insurance Agreement:  Subsection 4.1(c)

               5 days    Occurrence of a Master Servicer
                         Consolidation Event







                        SPECIALTY FOODS FINANCE CORPORATION,


                            SPECIALTY FOODS CORPORATION,
                                as Master Servicer,

                             THE CHASE MANHATTAN BANK,
                          as Initial VFC Certificateholder

                                        and

                             THE CHASE MANHATTAN BANK,
                                     as Trustee




                              SERIES 1996-1 SUPPLEMENT

                             Dated as of August 1, 1996

                                         to

                                 POOLING AGREEMENT

                           Dated as of November 16, 1994



                                  SFC MASTER TRUST






                                 TABLE OF CONTENTS

                                                              Page


          ARTICLE I
          DEFINITIONS                                           1
          SECTION 1.1.  Definitions                             1

          ARTICLE II
             DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
               OF THE VFC Certificates                         22
          SECTION 2.1.  Designation                            22
          SECTION 2.2.  The Series 1996-1 Certificates         22
          SECTION 2.3.  Purchases of Interests in the VFC
               Certificates                                    23
          SECTION 2.4.  Delivery                               23
          SECTION 2.5. Procedure for Initial Issuance and for Increasing the Series 1996-1 Invested Amount 24
          SECTION 2.6.  Procedure for Decreasing the
               Invested Amount; Optional Termination           25
          SECTION 2.7.  Reductions of the Commitments          26
          SECTION 2.8.  Interest; Commitment Fee               27

          ARTICLE III
          ARTICLE III OF THE AGREEMENT                         28
          SECTION 3B.2.  Establishment of Trust Accounts.      28
          SECTION 3B.3.  Daily Allocations.                    29
          SECTION 3B.4.  Determination of Interest             31
          SECTION 3B.5.  Determination of Series 1996-1
               Monthly Principal                               32
          SECTION 3B.6.  Applications                          32
          SECTION 3B.7.  The Principal/Interest Surety Bond.   34

          ARTICLE IV
          DISTRIBUTIONS AND REPORTS 37
          SECTION 4B.1.  Distributions                         37
          SECTION 4B.2.  Statements and Notices                37
          Section 4B.3.  Notices                               39

          ARTICLE V
          ADDITIONAL EARLY AMORTIZATION EVENTS                 39
          SECTION 5.1.  Additional Early Amortization Events   39

          ARTICLE VI
          SERVICING FEE                                        41
          SECTION 6.1.  Servicing Compensation                 41

          ARTICLE VII
          COVENANTS, REPRESENTATIONS AND WARRANTIES            42
          SECTION 7.1.  Representations and Warranties of
               the Company and the Master Servicer             42
          SECTION 7.2.  Covenants of the Company               42
          SECTION 7.3.  Covenants of the Master Servicer       42
          SECTION 7.4.  Additional Supplements                 42
          SECTION 7.5.Representations and Warranties of the
               Initial VFC Certificateholder                   43

          ARTICLE VIII
          CONDITIONS PRECEDENT                                 44
          SECTION 8.1.  Conditions Precedent to
               Effectiveness of Supplement                     44

          ARTICLE IX
          MISCELLANEOUS                                        46
          SECTION 9.1.  Ratification of Agreement              46
          SECTION 9.2.  Governing Law                          46
          SECTION 9.3.  Further Assurances                     46
          SECTION 9.4.  No Waiver; Cumulative Remedies         47
          SECTION 9.5.  Amendments                             47
          SECTION 9.6.  Notices                                47
          SECTION 9.7.  Counterparts                           47
          SECTION 9.8.  Enhancement Provider                   48
          SECTION 9.9.  Successors and Assigns                 48
          SECTION 9.10.  No Bankruptcy Petition                50
          SECTION 9.11.  Costs and Expenses                    51

          ARTICLE X
          FINAL DISTRIBUTIONS                                  51
          SECTION 10.1.  Certain Distributions                 51

          ARTICLE XI
          CHANGE IN CIRCUMSTANCES                              51
          SECTION 11.1.  Illegality                            51
          SECTION 11.2.  Requirements of Law                   52
          SECTION 11.3.  Taxes                                 53
          SECTION 11.4.  Indemnity                             54
          SECTION 11.5.  Payment Limitation                    55


          EXHIBITS
          Exhibit A      Form of VFC Certificate, Series 1996-1
          Exhibit B      Form of Subordinated Company Certificate,
                              Series 1996-1
          Exhibit C      [Reserved]
          Exhibit D      Form of Commitment Transfer Supplement
          Exhibit E      Form of Daily Report
          Exhibit F      Form of Monthly Settlement Statement
          Exhibit G      Form of Notice of Increase


          SCHEDULES
          Schedule 1     Commitments
          Schedule 2     Trust Accounts
          Schedule 3     Cure Period Trigger Dates